Exhibit 10.2

Execution

LEASE AGREEMENT

By and Between

[●], a Delaware limited liability company

(Landlord)

and

SouthState Bank, N.A.,

a national banking association

(Tenant)

1

Table of Contents

1.Basic Terms.1

2.Definitions and Base Provisions.2

3.Granting Clause.10

4.Use.11

5.Rent.14

6.True Lease.16

7.Net Lease.17

8.Real Estate Taxes.18

9.Personal Property Taxes.20

10.Operating Expenses.20

11.Tenant’s Repair and Maintenance Responsibilities.21

12.Compliance with Laws.24

13.Surrender of Premises.25

14.Alterations.26

15.Entry by Landlord29

16.Tenant’s Insurance Obligations.29

17.OFAC.37

18.Waiver of Subrogation.38

19.Fire or Other Casualty.39

20.Condemnation.41

21.Indemnification.43

22.Assignment and Subletting.44

23.Liens.47

24.Tenant’s Default.48

25.Remedies of Landlord.49

26.Subordination/Attornment.52

27.Estoppel Certificate.52

28.Hazardous Materials.53

29.Press Releases.58

30.Holding Over.58

31.Financial Reporting.58

32.Quiet Enjoyment.59

33.Notices.59

34.Personal Liability.59

35.Entire Agreement.60

36.Amendments.61

37.Legal Interpretation.61

38.Option to Renew.61

39.Authority to Enter into Lease.64

40.Parties Bound.64

41.Counterparts; Electronic Signatures.64

42.Severability.64

43.Waiver of Jury Trial.65

44.Memorandum of Lease..65

45.Brokers.  65

i

46.Time is of the Essence.  65

47.No Third Party Beneficiary.65

48.INTENTIONALLY DELETED.66

49.REIT Protection.66

50.Landlord and Tenant Reimbursement..67

51.Confidentiality; Public Offering Information.67

52.Customer Records.69

53.Landlord’s Default.69

54.Landlord Lien.70

55.Locks And Security System.70

56.Communications Equipment70

57.Force Majeure.71

58.Signage.71

59.Attorneys’ Fees; Prevailing Party.71

60.Local Law Provisions.72

ii

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is entered into as of the ___ day of [________________, 202_] (the “Effective Date”), by and between [●], a Delaware limited liability company (“Landlord”), and SouthState Bank, N.A., a national banking association (“Tenant”).

RECITALS

Tenant [(or its Affiliate)] was the fee simple owner of the Premises prior to the Effective Date.

Landlord acquired the Property from Tenant [(or its Affiliate)] pursuant to that certain Agreement for Purchase and Sale of Real Property dated as of [●], 202_ (the “Purchase Agreement”).

In connection with the closing of the transactions contemplated under the Purchase Agreement, Landlord and Tenant are executing this Lease, pursuant to which Landlord shall lease the Premises to Tenant, on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

Basic Terms.

“Base Rent”:  Base Rent shall be paid in accordance with and in the amounts set forth on Exhibit A attached hereto and made a part hereof, subject to increases as set forth herein.

“Building”:  The building or buildings located on the Property.

“Commencement Date”:  The Effective Date.

“Expiration Date”:  The last day of the calendar month in which the fifteenth (15th) anniversary of the Commencement Date shall occur, subject to extension pursuant to Section 38 of this Lease.

“Option to Renew”: three (3) additional periods of five (5) years each under the terms and conditions set forth in Section 38 of this Lease.

“Premises”:  Collectively, the Building and the Property.

“Property”:  Those certain tracts or parcels of land more particularly described on Exhibit B attached hereto and made a part hereof.

“Term”:  The period commencing on the Commencement Date and expiring on the Expiration Date, unless extended pursuant to Section 38 of this Lease or sooner terminated pursuant to the terms of this Lease.

Definitions and Base Provisions.

For purposes of this Lease, the following terms shall have the meanings indicated below:

“ADA”:  The Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12101 et seq., as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.

“Affiliate”:  With respect to Landlord or Tenant, shall mean a person or entity that directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with such person or entity.

“Alterations”:  Defined in Section 14(a) hereof.

“Anti-Money Laundering Laws”:  The BSA and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly referred to as the USA Patriot Act), P.L. 107-56, as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.

“Architect”: A duly licensed architect selected by Tenant to complete any applicable Tenant’s Work, who is reasonably acceptable to Landlord.

“ATMs”: All automatic teller machines, teller cash recycling machines, interactive teller machines, and any other similar equipment or technology generally used in the banking industry.

“Bank”:  Defined in Section 31(c) hereof.

“Base Rent”:  Defined in Section 1(a) hereof.

“BOREC”:  Any direct or indirect owner of Landlord that is a “real estate investment trust” within the meaning of Section 856(a) of the Code.

“BSA”:  The Bank Secrecy Act (otherwise known as the Currency and Foreign Transactions Reporting Act), 31. U.S.C. §§ 310 et seq., as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.

“Building”:  Defined in Section 1(b) hereof.

“Code”: The Internal Revenue Code of 1986 and, to the extent applicable, the Treasury Regulations promulgated thereunder, each as amended from time to time.

“Commencement Date”:  Defined in Section 1(c) hereof.

“Comparable Buildings”:  Buildings in the market in which the applicable Building is located that are comparable in size, design, use, age, location, class and quality to such Building.

“Confidential Information”: Any and all financial, technical, proprietary, confidential, and other information, including data, reports, interpretations, forecasts, analyses, compilations, studies, summaries, extracts, records, know-how, statements (written or oral) or other documents of any kind, that contain information concerning the business and affairs of a party or its Affiliates, divisions and subsidiaries, which such party or its related persons or entities provide to the other party or its related persons whether furnished before or after the Commencement Date, and regardless of the manner in which it was furnished, and any material prepared by a party or its related persons or entities, in whatever form maintained, containing, reflecting or based upon, in whole or in part, any such information; provided, however, that “Confidential Information” shall not include information which: (i) was or becomes generally available to the public other than as a result of a disclosure by the other party or its related persons or entities in breach of this Lease; (ii) was or becomes available to the other party or its related persons or entities on a non-confidential basis prior to its disclosure hereunder as evidenced by the written records of the other party or its related persons or entities, provided that the source of the information is not bound by a confidentiality agreement or otherwise prohibited from transmitting such information by a contractual, legal or fiduciary duty; or (iii) was independently developed by the other party without the use of any Confidential Information, as evidenced by the written records of the other party.

“Control”: (i) With respect to an entity that is a corporation, limited liability company, partnership or other entity, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the ownership interests of the entity, (ii) with respect to any publicly traded company, either (a) more than five percent (5%) ownership, or (b) management control, or (iii) with respect to any entity, the ability to, directly or indirectly, control or direct whether through ownership or voting securities, by contract or otherwise (x) the day-to-day decisions and operations of such entity or (y) the management and policies of such entity.

“Default Rate”:  The lesser of (i) the Prime Rate plus ten percent (10%) per annum, compounding monthly, (ii) twelve percent (12%) per annum, or (iii) the highest rate allowed by Law.

“Effective Date”: Defined in the Preamble hereof.

“Encumbrance”:  Any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, lease, sublease, attachment, conditional sales agreement, encumbrance, preemptive right, right of first refusal, right of first offer, covenant, condition, restriction, reciprocal easement agreement, declaration or other right of third parties, whether voluntarily incurred or arising by operation of Law, and includes any agreement to give or enter into any of the foregoing.

“Environmental Laws”:  All Laws, Permits, orders and other legally-binding declarations of any Governmental Authority pertaining to environmental, health or safety matters, odors, noise, mold or Hazardous Materials, including but not limited to the (1) Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), (2)  Hazardous Substances Transportation Act (49 U.S.C. §1802 et seq.), (3) Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, (4) Water Pollution Control Act (33 U.S.C. §1251 et seq.), (5) Safe Drinking Water Act (42 U.S.C. §300f et seq.), (6) Clean Water Act (33 U.S.C. §1321 et seq.), (7) Clean Air Act (42 U.S.C. §7401 et seq.), (8) Solid Waste Disposal Act (42 U.S.C. §6901 et seq.), (9) Toxic Substances Control Act (15 U.S.C. §2601 et seq.), (10) Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §11001 et seq.), (11) Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. §7401 et seq.), (12) National Environmental Policy Act (42 U.S.C. §4321 et seq.), (13) Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. §9601 et seq.), (14) Occupational Safety and Health Act (29 U.S.C. §651 et seq.), (15) Refuse Act of 1999 (33 U.S.C. § 407 et seq.), (16) Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), (17) Marine Protection, Research and Sanctuaries Act (33 U.S.C. § 1401 et seq.), (18) Noise Control Act (42 U.S.C. §  4902 et seq.), (19) Atomic Energy Act (42 U.S.C. §  2011 et seq.) and (20) Nuclear Waste Policy Act of 1982 (42 U.S.C. § 10101 et seq.), and any similar state or local Laws and any and all rules and regulations in effect under such Laws.

“Event of Default”:  Defined in Section 24 hereof.

“Existing Sublease”:  Those certain agreements listed on Exhibit H attached hereto.  Landlord and Tenant acknowledge and intend that the Existing Subleases shall be treated as subleases under this Lease and that Tenant shall remain as lessor under such Existing Subleases.

“Expiration Date”:  Defined in Section 1(d) hereof.

“Final Completion”: With respect to any Tenant’s Work (a) the completion of construction of such Tenant’s Work, including all “punch list” items, in accordance with the applicable Plans as certified by the applicable General Contractor, and (b) all Permits required for the legal occupancy of such Tenant’s Work, if any, have been obtained.

“Final Completion Date”: The date that Final Completion of the applicable Tenant’s Work occurs.

“Financial Services Institution”: Any entity that performs one or more of the following activities:  (i) operation of a state or federally regulated commercial bank, savings bank, savings and loan association, credit union, mutual or thrift association or any other institution that accepts deposits of money, (ii) operation of a stock brokerage firm, (iii) mortgage broker, (iv) finance company, mortgage company or any other institution that lends money, (v) investment banking, (vi) insurance brokerage, and (vii) provision of any other financial services or sale of any products that Tenant is permitted to offer by Law.

“General Construction Contract”: With respect to any Tenant’s Work, the applicable construction contract by and between the applicable General Contractor and Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, Landlord’s approval shall not be required for any General Construction Construct covering Alterations which may be made by Tenant without Landlord’s consent under this Lease, including, without limitation, under Section 14(a) hereof.

“General Contractor”: With respect to any Tenant’s Work, a contractor selected by Tenant to complete such Tenant’s Work and reasonably acceptable to Landlord; provided, however, Landlord’s approval shall not be required for any General Contractor for Alterations which may be made by Tenant without Landlord’s consent under this Lease, including, without limitation, under Section 14(a) hereof.

“Hazardous Materials”: Each of the following: (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radiation, mold or other microbial matter, odors, noise, per- and poly-fluoroalkyl substances, or any petroleum product or additive; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of “hazardous substances,” “toxic substances,” “hazardous materials,” “hazardous wastes,” “regulated substances” or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas, condition or substance, the exposure to or release of which is or may be prohibited, limited or regulated by any governmental authority, or that does or is reasonably likely to pose a hazard to human health or safety or to the environment.

“Indemnified Party”: With respect to any indemnification obligation contained in this Lease, the individual or entity so indemnified by the indemnifying party.

“Landlord”:  Defined in the Preamble hereof.

“Landlord Claim”:  Defined in Section 21(a) hereof.

“Landlord Indemnified Parties”:  Landlord and Landlord Mortgagee, and each of their respective successors and assigns, and their respective members, managers, partners, shareholders, officers, directors, agents, employees, attorneys and representatives.

“Landlord Mortgage”:  Defined in Section 26(c) hereof.

“Landlord Mortgagee”:  Defined in Section 26(c) hereof.

“Landlord Notice Address”:

c/o Blue Owl Real Estate Capital LLC
30 N. LaSalle, Suite 4140
Chicago, Illinois 60602
Attention: Asset Management
E-mail: RealEstateAM@blueowl.com

With a copy to

Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois 60654
Attention: David A. Rosenberg; Michael C. Shultz
E-mail: david.rosenberg@kirkland.com; michael.shultz @kirkland.com

“Landlord’s Representatives”:  Landlord’s agents, attorneys, representatives, members, directors, officers and employees.

“Late Charge”: Defined in Section 5(c) hereof.

“Law”:  All applicable statutes, ordinances, rules, regulations, codes, orders, requirements, directives, binding written interpretations and binding written policies, common law, rulings, and decrees of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions.

“Lease”:  Defined in the Preamble hereof.

“Loss(es)”: Defined in Section 21 hereof.

“NFIP”: National Flood Insurance Program.

“OFAC Laws and Regulations”:  All Laws administered by the Office of Foreign Asset Control (“OFAC”) of the U.S. Department of the Treasury, codified at 31 C.F.R. Part 500 (including those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including the September 23, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), interpretive guidance or other governmental action regarding persons or entities with whom U.S. persons or entities are restricted from doing business, as same may be amended from time to time.

“Option to Renew”:  Defined in Section 1(e) hereof.

“Permits”:  All permits, licenses, approvals, authorizations, consents, waivers, exemptions, registrations, and certificates obtained from any governmental authority or required by any Law.

“Permitted Encumbrances”:  Any and all Encumbrances (i) affecting any portion of the Premises as of the Commencement Date, including, but not limited to, those Encumbrances shown on Landlord’s title policy obtained on the Effective Date, (ii) consisting of current taxes and assessments with respect to the Premises, not yet due or payable, (iii) arising or created by municipal and zoning ordinances, (iv) consisting of the Existing Subleases and/or subleases permitted by Section 22, and (v) arising after the Commencement Date that expressly consented to by Landlord in writing pursuant to the terms and conditions of this Lease.

“Permitted Use”: Use as a Financial Services Institution, general office use, and for portions of the Premises that are subject to an Existing Sublease or vacant as of the Commencement Date, any use permitted under an Existing Sublease (whether by the subtenant under an Existing Sublease or any current or future occupant of the Premises), and/or, subject to Section 4(a) hereof, other uses to the extent permitted by Law.

“Personal Property”:  All personal property on the Premises, which shall include, without limitation, all business machinery and equipment, including, but not limited to, specialized equipment unique to the nature of Tenant’s business, business records, furniture, furnishings, communications equipment, office equipment, computer equipment, computer software, computer tapes, computer program tapes, computer program disks, computer program documentation and manuals, computer program codes, customer accounts, customer lists, customer information, inventory and proprietary information which may belong to Tenant or be in the possession of Tenant, which is located or used upon, in or about the Premises during the Term, or any renewal or extension thereof.  Any generator and associated equipment located at the Premises, if any, shall, at Tenant’s election, constitute (i) a fixture and not constitute Personal Property, or (ii) Personal Property.

“Plans”: With respect to any Tenant’s Work, the plans and specifications prepared by the Architect and approved by Landlord (where Landlord’s approval is required under this Lease).

“Premises”:  Defined in Section 1(f) hereof.

“Prime Rate”:  The interest rate per annum as published, from time to time, in The Wall Street Journal as the “Prime Rate” for the U.S. in its column entitled “Money Rates”.  The Prime Rate may not be the lowest rate of interest charged by any “large U.S. money center commercial banks” and Landlord makes no representations or warranties to that effect.  In the event The Wall Street Journal ceases publication or ceases to publish the “Prime Rate” as described above, the Prime Rate shall be the average per annum discount rate (the “Discount Rate”) on ninety-one (91) day bills (“Treasury Bills”) issued from time to time by the United States Treasury at its most recent auction, plus three hundred (300) basis points.  If no such 91-day Treasury Bills are then being issued, the Discount Rate shall be the discount rate on Treasury Bills then being issued for the period of time closest to ninety-one (91) days.

“Prohibited Persons”:  Defined in Section 17(b) hereof.

“Property”:  Defined in Section 1(g) hereof.

“Purchase Agreement”:  Defined in Recital B hereto.

“Rating Agencies”:  Defined in Section 31(c) hereof.

“Real Estate Taxes”:  Defined in Section 8(a) hereof.

“Release”:  Any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating, presence of, exposure to or disposing into the environment or the workplace of any Hazardous Materials, including the abandonment or discarding of barrels, containers, and other closed receptacles containing any Hazardous Materials.

“Renewal Amendment”:  Defined in Section 38(e) hereof.

“Renewal Notice”:  Defined in Section 38(a)(i) hereof.

“Renewal Option”:  Defined in Section 38(a) hereof.

“Renewal Term”:  Defined in Section 38(a) hereof.

“Rent”:  Defined in Section 5(b) hereof.

“Replacement Letter”:  That certain letter agreement re: Right of Replacement dated as of the Effective Date, by and among Landlord (and its Affiliates) and Tenant.

“Repossessed Premises”:  Defined in Section 25(c) hereof.

“Restoration Standards”: Defined in Section 19(a) hereof.

“SNDA”:  Defined in Section 26(a) hereof.

“Special Flood Hazard Area”: Any area defined as an “area of special flood hazard” or a “special flood hazard area” in the regulations of the Federal Emergency Management Agency codified at 44 C.F.R. Part 59.

“Substitute Tenant”:  Defined in Section 25(c) hereof.

“Tenant”:  Defined in the Preamble hereto.

“Tenant Notice Address”:

SouthState Bank, N.A.
1101 First Street South

Winter Haven, Florida 33881

Attention: David Helms, Director of Corporate Real Estate

Email: david.helms@southstatebank.com

With a copy to:

SouthState Bank, N.A.

1101 First Street South

Winter Haven, Florida 33881

Attention: Robert J. Stambaugh, Deputy General Counsel

Email: rjstambaugh@southstatebank.com

“Tenant’s Personal Property”:  Defined in Section 13 hereof.

“Tenant’s Representatives”:  Tenant’s agents, attorneys, representatives, directors, officers and employees and any mortgagee of Tenant’s interest in this Lease or in the Premises.

“Tenant’s Work”: Defined in Exhibit C hereof.

“Term”:  Defined in Section 1(h) hereof.

“Transfer”:  Defined in Section 22(b) hereof.

“U.S. Publicly-Traded Entity”:  Defined in Section 17(a) hereof.

“Utility Charges”:  Defined in Section 10(a) hereof.

Granting Clause.

Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions contained in this Lease, does hereby lease, demise, let and deliver to Tenant, and Tenant, in consideration of the covenants and agreements to be performed by Landlord and upon the terms and conditions contained in this Lease, does hereby lease from Landlord, the Premises, to have and to hold for the Term. Tenant acknowledges receipt and delivery of complete and exclusive possession of the Premises, subject to the Permitted Encumbrances. Tenant acknowledges and confirms that for a period prior to and up to and including the execution of this Lease, Tenant has been in continuous ownership and possession of the Premises, and, accordingly, Tenant is fully familiar therewith, and Tenant has examined and otherwise has knowledge of the condition of the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for its purposes hereunder.  Regardless, however, of any knowledge, examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Premises “as is,” “where is” and “with all faults” in its present condition.  Tenant hereby irrevocably, unconditionally and absolutely waives and relinquishes any claim or action against Landlord whatsoever in respect of the condition of the Premises as of the Commencement Date, including any patent or latent defects or adverse conditions not discovered or discoverable or otherwise known or unknown by Tenant as of the Commencement Date.

LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN FACT OR IN LAW, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS MATERIALS, IT BEING AGREED THAT ALL SUCH RISKS, KNOWN AND UNKNOWN, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT EXCEPT AS EXPRESSLY PROVIDED IN SECTION 28 OF THIS LEASE, INCLUDING, ALL RESPONSIBILITY AND LIABILITY FOR ANY ENVIRONMENTAL CONDITION OF THE PREMISES, ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

Without limiting the foregoing, Tenant realizes and acknowledges that factual matters existing as of the Commencement Date now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses that are presently unknown, unanticipated and unsuspected, and Tenant further agrees that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit Landlord and Landlord Mortgagee, and each of their respective successors and assigns, and their respective members, managers, partners, shareholders, officers, directors, agents, attorneys and representatives, from any and all such unknown Losses (hereinafter defined) arising from factual matters existing as of the Commencement Date.

Landlord and Tenant covenant and agree that:  (i) each will treat this Lease as a true lease for state law reporting purposes except as otherwise required by Law; (ii) each will treat this Lease under U.S. generally accepted accounting practices and federal, state and local income tax purposes as an “operating lease” or “true lease,” as applicable, unless otherwise reasonably determined by Landlord’s professional advisors; and (iii) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to any governmental authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Section 3(b); provided, however, that nothing herein shall prevent a party from settling or offsetting any proposed deficiency or adjustment by any governmental authority challenging such intended income tax treatment, and no party will be required to litigate any proposed adjustment by any governmental authority challenging such intended income tax treatment.  In the event that the income tax treatment described in this Section 3(b) is disputed by any governmental authority, the party receiving the notice of the contest shall provide the other party with prompt written notice thereof (which, in any event, shall be within thirty (30) days of receiving notice of such contest from the governmental authority). For the avoidance of doubt, Tenant shall be entitled to all depreciation deductions associated with Tenant’s Personal Property and any leasehold improvements to the Premises.

Tenant acknowledges that fee simple title (both legal and equitable) to the Premises is vested in Landlord and that Tenant has only the leasehold right of possession and use of the Premises as provided herein.

Use.

Tenant may use the Premises for the Permitted Use and ancillary uses associated therewith, in all cases subject to and in compliance with all Laws and Permitted Encumbrances.  Tenant shall use the Premises only as provided by and in accordance with all Permitted Encumbrances.  Tenant shall not use or occupy the Premises, or any part thereof, nor permit or allow the

Premises or any part thereof to be used or occupied, for (x) any purpose or in any manner which is in violation of any Law or a violation of the provisions set forth in Section 28 or any other provision of this Lease or (y) in any manner which violates any certificates of occupancy for the Premises or makes void or voidable any insurance then in force with respect thereto as is required pursuant to Section 16 hereof.  Tenant’s occupancy of the Premises will be in compliance with all Laws and requirements of the insurance required to be maintained hereunder by Tenant, and as otherwise provided in this Lease.  Tenant shall neither suffer nor permit the Premises or any portion thereof to be used, or otherwise act or fail to act, in such a manner as (I) might impair Landlord’s title thereto or to any portion thereof, (II) may make possible a claim of adverse use or possession or an implied dedication of the Premises or any portion of the Premises, or (III) may subject the Premises or this Lease to any Encumbrances, other than Permitted Encumbrances. Notwithstanding anything herein to the contrary, Tenant shall not (1) permit any unlawful or immoral practice to be carried on or committed in the Premises; (2) make any use of or allow the Premises to be used for any purpose that would invalidate any insurance thereon; (3) deface or damage the Premises; (4) overload the floors, walls or ceilings of the Premises; (5) commit or suffer any material waste in or about the Premises; (6) [INTENTIONALLY DELETED]; or (7) use the Premises for any of the following purposes without the Landlord’s prior consent (in its sole and absolute discretion): (i) bar, nightclub, adult bookstore or video shop or other adult entertainment establishment; (ii) incineration or reduction of garbage or any garbage dumps on the Premises; (iii) mortuary; (iv) fire sale, bankruptcy sale or auction house operation; (v) laundry or dry cleaning plant or laundromat; (vi) gas station; (vii) automobile, truck, trailer or RV repairs on-site; (viii) “flea market”, secondhand, surplus or other “off-price” or deep discount store; (ix) massage parlor; (x) carnival; or (xi) gambling or off-track betting operation.

For the first eighty-four (84) months of the Term (unless this Lease is sooner terminated), Tenant shall occupy not less than such portion of the Premises as Tenant is occupying immediately prior to the Commencement Date and operate its and/or their business(es) on the Premises in the ordinary course, except (A) during periods when the Premises may be untenantable by reason of fire or other casualty or condemnation or other reasons of Force Majeure (provided, however, during all such periods while the Premises are untenantable, Tenant shall strictly comply with the terms and conditions of Section 19 and Section 20 of this Lease) or (B) during any other periods of construction or remodeling with respect to the same.  Notwithstanding the foregoing, Tenant’s failure to occupy and operate the Premises in accordance with this Section 4(b) shall not be a breach of this Lease, so long as and to the extent such occupation and operation is (x) expressly prohibited by federal banking regulators or (y) prohibited by Law, provided that Tenant shall provide reasonable evidence of the same to Landlord.  Notwithstanding any provision hereof to the contrary, the provisions of this

Section 4(b) shall cease to apply, and Tenant shall have no further obligation to comply with the provisions of this Section 4(b), if the Landlord under this Lease ceases to be a Material Landlord, provided that it is understood and agreed that Tenant shall remain liable for each and every obligation under this Lease with respect to the Premises, including any and all obligations to pay the Rent due hereunder, regardless of whether Tenant shall occupy the Premises pursuant to this Section 4(b).  Furthermore, notwithstanding the foregoing, the covenant set forth in this Section 4(b) shall not apply to any portion of the Premises that as of the Commencement Date: is (i) not occupied by Tenant or (ii) subject to an Existing Sublease.

Tenant will not enter into any agreements or consent to any transaction or instruments that will create an Encumbrance on the Premises without Landlord’s prior written consent, which may be granted or withheld in its sole discretion (except as set forth to the contrary in this Lease); provided, however, Tenant may, without Landlord’s consent, create any Encumbrance (i) permitted by this Lease (such as, by way of example and not limitation, a sublease) or (ii) that will not affect the Premises or be binding on Landlord following the expiration of the Term or sooner termination of this Lease. Tenant shall be responsible for complying with the terms and conditions of, and paying the costs and expenses under, all Encumbrances on the Premises (other than Landlord’s obligations to pay debt service to any Landlord Mortgagee under any Landlord Mortgage).  Neither Landlord nor Tenant shall without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), apply for or otherwise seek or obtain any zoning changes or variances with respect to the Property. Tenant shall reasonably cooperate in all respects therewith, at Landlord’s request, to secure any estoppels related to an Encumbrance.

Tenant and its subtenants and their respective employees, agents, contractors, customers, licensees and invitees, shall have the right to access and use the Premises twenty-four (24) hours per day, seven (7) days per week.

Notwithstanding anything to the contrary contained herein, it shall not be a breach hereof if Tenant fails to occupy the Premises in accordance with Section 4(b) so long as (i) the Occupancy Compliance Percentage is not less ninety percent (90%); and (ii) Tenant continues to pay all Rent due hereunder, without setoff or abatement, and continues to comply with the rest of the obligations under this Lease.

For purposes of this Section 4, the following terms shall have the meanings indicated below:

“Material Landlord”: A Landlord that, together with its Affiliates, is also the “Landlord” under Other Leases that, together with this Lease, have first year Base Rent of at least $[__].

“Occupancy Compliance Percentage”: At any time, a fraction, the numerator of which shall be the then aggregate annual Base Rent payable under this Lease and the Other Lease(s) (excluding, however, any such leases where Tenant or an Other Tenant thereunder is not in compliance with the provisions of Section 4(b) of this Lease or Section 4(b) of such Other Lease), and the denominator of which shall be the then aggregate annual Base Rent payable under this Lease and the Other Leases.

“Other Lease(s)”:  Individually or collectively, as the context may require, each of those certain lease agreements entered into by Landlord (or its Affiliates), as landlord, and Tenant, as tenant, on or after the Effective Date with respect to an Other Site or Other Sites, as amended, modified or assigned; provided, however, that with respect to each such lease agreement, in the event, and for so long as, the Landlord under each lease agreement is not an Affiliate of the then-current Landlord hereunder, then such lease agreement shall no longer be considered an “Other Lease”.

“Other Site(s)”:  Individually or collectively, as the context may require, the real property and improvements acquired by Landlord pursuant to the Purchase Agreement or the Replacement Letter, in each case, other than the Premises.

“Other Tenant(s)”:  Individually or collectively, as the context may require, the tenant under the Other Lease(s).

Rent.

Tenant shall pay Base Rent to Landlord in the manner provided in Section 5(b) in equal consecutive monthly installments in advance on or before the first (1st) day of each calendar month commencing as of the Commencement Date and continuing through the Term.  If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, Base Rent for such month shall be prorated by multiplying such Base Rent by a fraction, the numerator of which is the number of days of the Term within such calendar month and the denominator of which is the total number of days within such calendar month.  Tenant shall pay its first monthly installment of Base Rent, which may be prorated pursuant to this Section 5(a), on the Commencement Date in connection with Landlord’s acquisition of the Premises pursuant to the Purchase Agreement.

For purposes of this Lease, the Base Rent, the Real Estate Taxes, the Utility Charges and any and all other amounts, sums, charges, liabilities and obligations which Tenant assumes or agrees to pay or may become liable for under this Lease at any time and from time to time are sometimes collectively referred to as “Rent”; and, in the event of any failure on the part of Tenant to pay any portion of the Rent, every fine, penalty, interest and cost which may be added for nonpayment or late payment of such items, including, without limitation, all amounts for which Tenant is or may become liable to indemnify Landlord and the Landlord Indemnified Parties under this Lease (including reasonable attorneys’ fees and court costs) shall be deemed to be Rent.  All Rent is payable in lawful money of the United States of America and legal tender for the payment of public and private debts without notice, demand, abatement, deduction, or setoff under any circumstances, in accordance with the wire information as Landlord designates to Tenant in writing from time to time.

Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs and administrative complications not contemplated hereunder, the exact amount and scope of which are presently anticipated to be extremely difficult to ascertain.  Accordingly, if any installment of Rent due to Landlord is not paid within three (3) business days after delivery to Tenant of written notice from Landlord that Tenant has failed to pay Rent when due (provided, however, that Tenant shall only be entitled to such three (3) business day notice and cure period two (2) times in any twelve (12) month period during the Term), then Tenant shall pay Landlord upon demand a late charge equal to the lesser of (i) six and 25/100 percent (6.25%) of the delinquent installment of Rent and (ii) the highest amount allowed by Law (each a “Late Charge”).  The parties agree that this Late Charge represents a fair and reasonable estimate of the costs and expenses (including economic losses) that Landlord will incur by reason of late payment by Tenant.  The parties further agree that such Late Charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant.  In addition, if any install of Rent is not paid within three (3) business days after delivery to Tenant of written notice from Landlord that Tenant has failed to pay Rent when due (provided, however, that Tenant shall only be entitled to such three (3) business day notice and cure period two (2) times in any twelve (12) month period during the Term), then any amount of delinquent Rent due to Landlord shall accrue interest at the Default Rate from the date on which such Rent was due up to the date that such Rent is paid.  The payment of such Late Charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.  Without limitation of the foregoing, Tenant shall be responsible for payment of all interest, late charges, and other costs and fees imposed by third parties with respect to late payments of Utility Charges or other third-party charges that are the responsibility of Tenant hereunder.

For any non-scheduled payment of Rent hereunder that is payable by Tenant on demand by Landlord, such shall be due fifteen (15) business days following written demand therefor by Landlord, without abatement, deduction, or setoff under any circumstances.

True Lease.

It is the intent of Landlord and Tenant that this Lease establish a “true lease” and an “operating lease” of all parcels constituting the Premises for all purposes under the United States Bankruptcy Code, applicable state law, and for Federal income tax purposes. The Rent for the Term is intended to be “fixed rent” within the meaning of Treasury Regulation Section 1.467-1(h)(3) for each annual period. This Lease is intended to be a “true lease” and does not represent a financing statement, financing lease, financing agreement, device or arrangement, security interest, security agreement, capital lease, mortgage, equitable mortgage, deed of trust, deed to secure debt, trust agreement, or other financing or trust arrangement or any other non-lease transaction, and the economic realities of this Lease are those of a true lease. Each of the parties (1) waives any claim or defense based upon the characterization of the Lease as anything other than a “true lease”, (2) stipulates and agrees not to challenge, and is estopped from challenging, the validity, enforceability or characterization of the lease of the Premises under the Lease as a “true lease,” (3) stipulates and agrees, and is estopped from challenging, that nothing contained in the Lease creates or is intended to create a joint venture, partnership (de facto or de jure), equitable mortgage, trust, financing device or arrangement, security interest or the like, (4) stipulates and agrees, and is estopped from challenging, that none of the agreements contained herein is intended, or shall be deemed or construed, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant, and (5) shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a “true lease” and does not create a joint venture, partnership (de facto or de jure), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. Landlord does not intend to convey any fee interest in any of the Premises to Tenant. Tenant does not intend to obtain an interest in the Premises other than a leasehold interest pursuant to the Lease. The Lease may not be construed in any manner to create any relationship between the parties other than a landlord-tenant relationship.

If notwithstanding (x) the form and substance of this Lease and (y) the intent of the parties, and the language contained herein providing that this Lease shall at all times be construed, interpreted and applied to create an indivisible lease of all of the Premises any court of competent jurisdiction finds that this Lease is a financing arrangement, this Lease shall be considered a secured financing agreement and Landlord’s title to the Premises shall constitute a perfected first priority lien in Landlord’s favor on the Premises to secure the payment and performance of all the obligations of Tenant hereunder (and to that end, Tenant hereby grants, assigns and transfers to the Landlord a security interest in all right, title or interest in or to any and all of the Premises, as security for the prompt and complete payment and performance when due of Tenant’s obligations hereunder).

Net Lease.

Landlord and Tenant acknowledge and agree that (i) this Lease is, and is intended to be, what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount or benefit of the installments of Base Rent, Real Estate Taxes and all other Rent throughout the Term with respect to the entire Premises, all as more fully set forth in Section 5.  Except as expressly provided in this Lease, all of the costs, expenses, including Landlord’s expenses, responsibilities and obligations of every kind and nature whatsoever foreseen and unforeseen relating to the condition, use, operation, management, maintenance, repair, restoration and replacement of the Premises and all improvements and appurtenances related thereto or any part thereof shall be performed and paid by Tenant, and Landlord shall have no responsibility or liability therefor. Tenant’s covenants to pay Base Rent, Real Estate Taxes and all other Rent hereunder are independent covenants, and Tenant shall have no right to hold back, offset, deduct, credit against or fail to pay in full any such amounts for claimed or actual default or breach by Landlord of whatsoever nature, for force majeure or for any other reason whatsoever.  For the avoidance of doubt, Tenant shall not have, and hereby expressly and absolutely waives, relinquishes, and covenants not to assert, accept or take advantage of, any right to deposit or pay with or into any court or other third-party escrow, depository account or tenant account with respect to any disputed Rent, or any Rent pending resolution of any other dispute or controversy with Landlord. To the maximum extent permitted by Law, Tenant hereby expressly waives any and all defenses it may have at law or in equity to payment of Rent, including, without limitation, based on any theories of frustration of purpose, impossibility, or otherwise.

Landlord and Tenant intend that the expressions of intent, the waivers, the representations and warranties, the covenants, the agreements and the stipulations set forth in this Section 7 are a material inducement to each of Landlord and Tenant in entering into this Lease.

At Landlord’s option, for the period following the occurrence and during the continuation of a monetary Event of Default, Tenant shall be required to deposit with Landlord, at the time of any payment of Base Rent, an amount equal to one-twelfth of the sum of (i) estimated annual Real Estate Taxes payable pursuant to Section 8 hereof and (ii) Tenant’s estimated annual maintenance expenses and insurance premium costs (as reasonably determined by Landlord). Such amounts shall be applied to the payment of the obligations in respect of which said amounts were deposited in such order of priority as Landlord shall reasonably determine, on or before the respective dates on which the same or any of them would become delinquent. The reasonable cost of administering such impound account shall be paid by Tenant. Nothing in this Section 7(c) shall be deemed to affect any right or remedy of Landlord hereunder.

Real Estate Taxes.

During the Term, Tenant shall promptly pay, or cause to be paid, on a cash basis when due to the applicable taxing authority one hundred percent (100%) of all ad valorem, sales, use, rent or similar taxes, including tax increases and re-assessments; payments in lieu of taxes pursuant to any statutory service agreement, payment-in-lieu-of-taxes agreement or the like; assessments, including assessments for supplemental assessments and public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term and including assessments under Encumbrances (other than under Encumbrances created by Landlord in violation of the terms hereof or any Landlord Mortgage); and water, sewer and other utility levies and charges; excise tax levies; fees, including license, permit, inspection, authorization and similar fees; and all other governmental and other charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character and any kind and nature whatsoever in respect of the Premises (including, without limitation, any Building and/or Property) and/or the Rent and all interest and penalties thereon attributable to any failure in payment by Tenant which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) the Premises or any part thereof or any appurtenance thereto, (ii) any Rent reserved or payable hereunder or any other sums payable by Tenant hereunder, (iii) this Lease or the leasehold estate hereby created or the operation, possession, occupancy or use of the Premises or any part thereof, (iv) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Premises or the Property or the leasing or use of the Premises or the Property or any part thereof, or (v) any document to which Tenant is a party creating or transferring an interest or estate in the Premises, together with any interest or penalties thereon (all of which are hereinafter called “Real Estate Taxes”); provided, however, Real Estate Taxes shall not include excess profit taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state and local income taxes, capital levy and other taxes to the extent applicable to Landlord’s general or net income, transfer taxes or any tax that does not relate to the Premises that is, or may be, imposed upon Landlord or the Premises, or any revenues derived therefrom, as well as any late charges, interest or penalties. Tenant shall make such payments directly to the taxing authorities and shall promptly furnish to Landlord copies of official receipts or other satisfactory proof evidencing such direct payments.  Tenant’s obligation to pay Real Estate Taxes shall be absolutely fixed upon the date such Real Estate Taxes become a lien upon the Premises or any part thereof, subject to Section 8(c).  Tenant shall also be responsible for all Real Estate Taxes which, on the Commencement Date, are a lien upon the Premises or any part thereof.

If Landlord receives a bill for Real Estate Taxes, Landlord shall provide the bill for each installment of Real Estate Taxes to Tenant promptly upon Landlord’s receipt of such bill.  Tenant shall pay the Real Estate Taxes set forth on such bill prior to the date on which such Real Estate Taxes become delinquent.  Upon request by Landlord, Tenant shall promptly provide Landlord with reasonable evidence that such Real Estate Taxes have been paid.  If Tenant shall default in the payment of any Real Estate Taxes, Landlord shall have the right (but not the obligation) to pay the same together with any penalties and interest, in which event the amount so paid by Landlord shall be paid by Tenant to Landlord upon demand with interest thereon at the Default Rate.  Tenant may pay any Real Estate Taxes in installments, if payment may be so made without penalty, fine, premium or interest, except that on the expiration or termination of this Lease any Real Estate Taxes which Tenant has elected to pay in installments shall be apportioned between Landlord and Tenant based on the time remaining in the Term.  All Real Estate Taxes for the tax year in which this Lease shall terminate shall be apportioned between Landlord and Tenant on a cash basis.

Tenant shall have the sole right of protesting, contesting, objecting to or opposing, at Tenant’s sole cost and expense, by appropriate legal proceedings conducted in good faith and with due diligence, the legality or amount of any such Real Estate Taxes, assessments or assessed valuations in its own or in Landlord’s name as the case may be, and upon Tenant’s written request, Landlord will, at no cost or expense to Landlord, reasonably cooperate with Tenant; provided, however, that (i) in the case of any due and unpaid Real Estate Taxes, the commencement and continuation of such proceedings shall suspend the collection or enforcement thereof from or against Landlord and the Premises, which suspension may be caused by the payment by Tenant of a bond or some other form of security for payment if required by Law to maintain such contest; (ii) neither the Premises, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings solely based on the outcome of the proceeding and not if Tenant has the right to make a curative payment following the outcome of the proceeding to avoid any of the foregoing consequences; (iii) Tenant shall keep Landlord reasonably informed as to the status of and with copies of all documents in the proceedings, upon request by Landlord; (iv) if such contest shall be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, and (v) Tenant shall fund without reimbursement from Landlord any bond, deposit or such other security required by a taxing authority in connection with any protest or contest contemplated by this Section 8. Landlord shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, provided Tenant shall reimburse Landlord for its actual out-of-pocket costs associated with such execution, and, if reasonably requested by Tenant, Landlord shall join as a party therein (and at no cost or expense to Landlord).  The provisions of this Section 8(c) shall not be construed to permit Tenant to contest the payment of Rent or any other amount payable by Tenant to Landlord hereunder.  Without limiting any other provision of this Lease, Tenant shall indemnify, defend, protect and save harmless Landlord and all Landlord Indemnified Parties and the Premises from and against any and all liability, costs, fees, damages, expenses, penalties, fines and charges of any kind (including reasonable attorneys’ fees, including those incurred in the enforcement of this indemnity) that may be imposed upon Landlord or the Premises or any portion thereof in connection with any such contest and any loss resulting therefrom. Any refund due from any taxing authority in respect of any Real Estate Taxes paid by or on behalf of Tenant shall be paid over to or retained by Tenant.

INTENTIONALLY DELETED.

Landlord and Tenant shall, upon request of the other, promptly provide such data as is maintained by the party to whom the request is made with respect to the Premises as may be necessary to prepare any required tax returns and reports required by a governmental authority.

Personal Property Taxes.

Tenant shall be liable for and shall promptly pay when due all personal property taxes related to Personal Property and Tenant’s Personal Property placed in the Premises.  Tenant may, without Landlord’s consent, before delinquency occurs, contest any such taxes related to the Personal Property.

Operating Expenses.

Utilities.  During the Term, Tenant agrees to pay all fees, costs, expenses and charges for electricity, power, gas, oil, water, sanitary and storm sewer, septic system refuse collection, landscaping, telephone, internet, trash removal, security, and other utilities and services consumed, rendered or used on or about the Premises (or any portion thereof) and such utility franchises as may be appurtenant to the use of the Premises (or any portion thereof) (collectively, “Utility Charges”).  Landlord acknowledges and agrees that Tenant may enter into contracts for any of the foregoing services or the like without Landlord’s prior consent during the Term; provided, that any such contract shall be terminable by Tenant (or Landlord following termination of this Lease in accordance with its terms) at or prior to the expiration or sooner termination of the Lease or upon no more than thirty

(30) days’ prior notice to the third-party servicer.  Any resulting termination premium, fee or penalty shall be the sole responsibility of Tenant.

Third Party Management.  Tenant shall have the right to manage and operate the Premises (or any portion thereof) utilizing third parties for the management and operation thereof, without obtaining Landlord’s prior written consent of such third party.  Notwithstanding the appointment of any third-party manager, Tenant shall remain fully responsible for the Premises in accordance with the terms hereof.

Tenant agrees to reimburse Landlord for all insurance premiums with respect to lessors’ risk liability maintained by Landlord on the Building, which Landlord deems reasonably necessary; provided, however, Tenant’s liability under this section shall not, for each year of the Term after the first year, increase by more than ten percent (10%) of the amount payable by Tenant for the immediately preceding year of the Term.  The Parties acknowledge and agree that the insurance premium for the first lease year is $[___].

Tenant’s Repair and Maintenance Responsibilities.

Throughout the Term, Tenant, at its sole cost and expense, will keep the Premises in a substantially similar condition as existed on the Commencement Date [subject to completion of the Required Repairs] (reasonable wear and tear, damage from fire or other casualty excepted), whether or not the need for such repairs occurs as a result of Tenant’s use, the elements, or the age of the applicable Building, the Property or Tenant’s Personal Property, or otherwise, and will commit or allow no physical waste with respect thereto, and with reasonable promptness, will make all necessary and appropriate repairs and replacements thereto of every kind and nature, including without limitation those necessary to ensure continuing compliance with all Laws and requirements under the insurance required to be maintained by Tenant hereunder, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen.  Tenant’s maintenance, repair and replacement obligations shall extend to and include, without limitation, all systems serving the Premises and, subject to any Permitted Encumbrances, any parking areas and landscaping on the Property.  The necessity for and adequacy of repairs to any Building or other improvements forming a part of the Premises shall be measured by the standard which is appropriate for and equivalent in quality to such Building’s Comparable Buildings.  Tenant’s obligations under this Section 11 shall, without limitation, include the maintenance, repair and replacement (x) at all times, of any and all building systems, machinery and equipment which exclusively serve the Premises, and (y) the bearing walls, floors, foundations, roofs and all structural elements of the Premises.  Tenant will not take or omit to take any action the taking or omission of which would reasonably be expected to (i) create (or permit to continue) any dangerous condition, or (ii) create (or permit to continue) any condition which might reasonably be expected to involve any loss, damage or injury to any person or property.  All repairs and replacements shall be in quality and class consistent with such Building’s Comparable Buildings and shall be made promptly as and when necessary. Repairs and replacements called for as a result of fire and/or other casualty and condemnation shall be made pursuant to the provisions of Sections 19 and 20 hereof, respectively.  In connection with the foregoing, Tenant’s obligations shall include without limitation, to the extent applicable:

Maintaining, repairing, and replacing, as necessary, the roof of the Building and all parking lots, curbs, drive areas and sidewalks on the Premises;

Maintaining and repairing the bearing walls, floors, foundations, and all structural elements of the Building on the Premises;

Maintaining (including periodic window washing and periodic painting) and repairing the facade and exterior walls of the Building on the Premises;

Repairing and replacing, as necessary, the doors (including, without limitation, any overhead doors) and windows of the Building on the Premises, and the mechanisms therefor;

Causing the regular removal of garbage and refuse from the Premises;

Causing the regular spraying for and control of insect, rodent, animal and pest infestation, and maintaining in good working order and condition all doors (both swinging and roll-up doors), including, without limitation, all weather seals;

Servicing, maintaining, repairing and replacing all systems and equipment serving the Premises, including, without limitation, heating, ventilation, sprinklers, security, plumbing, and air-conditioning equipment, and generators;

Regular sweeping, cleaning and removal of trash, debris, other materials and stains from the Premises and from the immediately adjacent sidewalks, service drives and loading or delivery areas, if any, of the Premises, as necessary to keep the same clean and in good order and condition;

Regular sweeping, cleaning and washing of the interior of the Building, including, without limitation, floors, windows and fixtures, and periodic washing and painting of interior walls;

Repairing broken, damaged or leaking walls, bathrooms, ceilings, or fixtures and equipment in the interior of the Building, including, without limitation, plate glass windows, windows, floors and lighting fixtures; and

Irrigating and performing all gardening and landscaping of all lawns, trees, shrubs and plantings comprising part of the Premises and clearing of snow and ice on parking lots, drive areas and sidewalks.

Landlord shall not be required to furnish any services or facilities or make any repairs or alterations in or to the Premises, and Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Premises; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Premises, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Premises (including any parking or common areas which comprise part of the Premises) in any way.  Tenant hereby expressly and unconditionally waives, to the fullest extent now or hereafter permitted by Law, the right to make repairs or perform any maintenance at the expense of Landlord which right may be provided for in any Law in effect at the time of the execution and delivery of this Lease or which may hereafter be enacted. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises.  However, on default of Tenant beyond the expiration of any applicable notice and cure periods in making such repairs or replacements, Landlord may, but shall not be required to, make such repairs and replacements for Tenant’s account and the expense thereof shall be paid by Tenant to Landlord upon demand with interest at the Default Rate.

Except as expressly set forth herein, nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition or maintenance of or to the Premises or any part thereof or any improvements thereto; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof

[Without limiting Tenant’s obligations hereunder, Tenant shall complete the work set forth on Exhibit G (the “Required Repairs”) within the timeframes set forth thereon.  Landlord shall have the right to engage, at Tenant’s sole cost and expense, a consultant to oversee the completion of the Required Repairs and advise Landlord with respect to the same.  Upon Landlord’s request, Tenant shall provide to Landlord documentation reasonably acceptable to

Landlord evidencing Tenant’s completion of the Required Repairs, including, without limitation, any warranties, photographs, plans or lien waivers.]

Compliance with Laws.

Tenant shall, at its sole cost and expense, use and maintain the Premises in compliance with all Laws, and Tenant shall, at its sole cost and expense, comply with all Laws applicable to or having jurisdiction over the use, occupancy, operation, and maintenance of the Premises, including without limitation, all Environmental Laws, the ADA and other access laws and those which require the making of any structural, unforeseen or extraordinary changes and including those which involve a change of policy on the part of the governmental body enacting the same.  Tenant shall, at its sole cost and expense, comply with all Encumbrances affecting the Premises or any portion thereof (but not including (i) obligations under any Landlord Mortgage, including Landlord’s obligations to pay debt service to any Landlord Mortgagee under any Landlord Mortgage, or (ii) any costs under Encumbrances created by Landlord). Tenant, at its sole expense, shall comply with the requirements of policies of special form insurance coverage at any time in force with respect to the Premises as required to be maintained by Tenant pursuant to Section 16 hereof and with the provisions of all contracts, agreements and restrictions affecting the Premises or any part thereof or the ownership, occupancy or use thereof, as and to the extent in effect as of the date hereof.  Without diminishing the obligations of Tenant, if Tenant shall at any time fail to comply as promptly as reasonably practicable with any Law applicable to the Premises, or the use and occupation thereof, Landlord may, upon ten (10) business days’ prior notice (except in emergency situations to prevent a risk of imminent damage to property or bodily injury or death to any person) cause the Premises to so comply and the reasonable costs and expenses of Landlord in such compliance shall be paid by Tenant to Landlord upon demand with interest thereon at the Default Rate; provided that, Landlord’s exercise of the foregoing remedy shall not give rise to a default by Tenant hereunder.

Tenant may, at its expense, by appropriate proceedings, contest the amount, validity or application of any Law or Encumbrance which Tenant is obligated to comply with, provided that (i) such proceedings suspend the collection thereof, (ii) no part of the Premises, Landlord’s interest in the Premises or this Lease, or Rent or Tenant’s leasehold interest is subject to loss, sale or forfeiture during such proceedings, (iii) Landlord is not subject to any civil or criminal liability for failure to pay or perform, as the case may be, (iv) Tenant furnishes such security as may be required in the proceedings (including, without limitation, an appropriate bond or other security permitted by Law), and (v) Tenant notifies Landlord of such proceedings not less than ten (10) days prior to the commencement thereof and describes such proceedings in reasonable detail.  Tenant shall conduct all such contests in good faith and with due diligence and shall, promptly after the determination of such contest, pay all amounts required to be paid by Tenant.  Tenant shall indemnify, defend and hold Landlord Indemnified Parties harmless from and against all Liabilities that may arise or be imposed upon Landlord in connection with any such proceeding and any liabilities resulting therefrom.

[Without limiting the generality of the foregoing, to the extent an applicable third party seeks to enforce its rights with respect to the encroachment of [the signage / building canopy / etc.] owned or used by Tenant into the applicable right of way as depicted on Exhibit __ (the “Encroachment”), Tenant shall promptly take all reasonable actions to relocate or remedy, as appropriate, such Encroachment and keep Landlord reasonably informed with respect to same.  Without diminishing the obligations of Tenant hereunder, if Tenant fails to cause such Encroachment to be relocated or remedied within a reasonable time after the commencement of the applicable enforcement proceedings  (unless the obligations to remedy such Encroachment are stayed pending such proceedings, Landlord shall have the right, but not the obligation, to remedy the Encroachment at Tenant’s sole cost and expense and Tenant shall reimburse Landlord for its reasonable out-of-pocket costs and expenses actually incurred in connection with same within ten (10) business days following Landlord’s written demand for such reimbursement.  Tenant shall indemnify, defend and hold Landlord and the Landlord Indemnified Parties harmless, without limitation to and in the manner specified in Section 21, from and against any and all Losses (including without limitation all corrective action costs, fines and penalties, and reasonable attorney’s, consultant’s and contractor’s fees) resulting or arising from such Encroachment proceedings.]

Surrender of Premises.

Upon the expiration of this Lease pursuant to its terms (or, in the event of a termination of this Lease on a date other than the scheduled Expiration Date of this Lease, as promptly as commercially practicable thereafter (but in any event within thirty (30) days thereafter during which period Tenant shall be liable for holdover rent pursuant to Section 30 hereof)), Tenant shall surrender to Landlord the Premises, including all Alterations constructed by Tenant therein that Landlord has not requested that Tenant remove in accordance with Section 14 below, with all fixtures appurtenant thereto (but not including Personal Property installed or placed on the Premises by Tenant (collectively, “Tenant’s Personal Property”), except for any Banking Equipment or Security Systems which may remain in the Premises pursuant to Section 14(e) or Section 55 below), free and clear of any occupants or tenancies (including subtenancies) (other than subtenants under subleases as in effect on the date hereof) and in compliance with Laws (including, without limitation, Environmental Laws to the extent required by Sections 12 and 28 of this Lease) and in as good (or better) condition and repair as required pursuant to Section 11 of this Lease, reasonable wear and tear and damage from fire or other casualty excepted.  For the avoidance of doubt, to the extent there is any safe or bank vault in the Premises, Tenant shall have no obligation to remove such safe or vault; provided further that Tenant (a) shall not remove any vault without Landlord’s prior written consent, and (b) may remove any safe or safe deposit box without Landlord’s consent.  Any of Tenant’s Personal Property installed or placed on the Premises by Tenant or any subtenant or assignee of Tenant, if not removed within thirty (30) days after termination or expiration of this Lease shall, at Landlord’s election, be deemed abandoned and become the property of Landlord without any payment or offset therefor if Landlord so elects.  If Landlord shall not so elect, Landlord may remove such property from the Premises and have it discarded at Tenant’s risk and expense.  Tenant shall repair and restore and save Landlord harmless from all damage to the Premises caused by such removal by Landlord (except to the extent caused by the negligence or willful misconduct of Landlord or any of Landlord’s agents, employees or contractors in connection with exercising such removal).  This Section 13 shall survive the expiration of earlier termination of this Lease.

Alterations.

Tenant shall not make any alterations, renovations, additions or improvements to the Premises or any portion thereof (“Alterations”) without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that so long as no Event of Default has occurred and is then continuing, Landlord’s prior written consent shall not be required, but prior written notice shall be delivered to Landlord accompanied with full and complete drawings and Plans prepared by the Architect or engineer, if applicable, for any Alterations to the Premises that: (i) are not structural additions or structural alterations to the Premises; (ii) will not change the essential nature of any Building as to its current use or ancillary uses; (iii) will not materially and adversely affect the structural elements or roof of any Building or the proper functioning of a Building’s systems; and (iv) do not exceed the cost of $350,000.00 on a per project basis.  Furthermore, so long as no Event of Default has occurred and is then continuing, Landlord’s prior written consent shall not be required for any purely so-called “cosmetic” Alterations (such as, by way of example and not limitation, painting or installation/replacement of flooring).  For purposes of this Subsection 14(a), any Alterations made to an automated teller machine, overnight deposit boxes, drive-up teller kiosks and any associated improvements in the Building or on the Property, drive-through lane, drive-through canopy or related element on the Premises, vaults, safes or safe deposit boxes shall not be considered structural in nature. In seeking approval from Landlord of any Alterations, if required, Tenant shall provide Landlord with (1) full and complete drawings and Plans for the proposed Alterations prepared by the Architect or engineer, if applicable; and (2) notice of whether the Alteration will involve the installation, placement, use or storage, or affect any Hazardous Materials on the Premises.  Tenant shall not have the right to seek any zoning changes or variances in connection with any Alterations without Landlord’s approval (such approval not to be unreasonably withheld, delayed or conditioned). Tenant shall reimburse Landlord upon demand for any reasonable third-party out-of-pocket costs, including, without limitation, attorney’s fees and engineering advisor’s fees and any fees or expenses of a Landlord Mortgagee payable by Landlord to Landlord Mortgagee, related to Landlord’s review of any Alterations where Landlord approval is required or where requested by Tenant; provided, however, (A) Landlord shall use commercially reasonable efforts to minimize such costs, (B) if a Landlord Mortgagee shall elect to engage a particular consultant to review an Alteration then Landlord shall not hire the same category of consultant to also review the Alteration (for example, if a Landlord Mortgagee elects to engage an architect to review an Alteration, then Landlord shall not engage an Architect to review the Alteration), and (C) the fees or expenses payable by Tenant to Landlord to review an Alteration shall not exceed $5,000.00 in the aggregate; provided further that any fees or expenses of a Landlord Mortgagee payable by Landlord to Landlord Mortgagee shall not be subject to the foregoing $5,000.00 cap.

All Alterations shall be constructed by Tenant, without expense to Landlord, in a good, first-class, professional and workmanlike manner so as not to void or make voidable any roof or other warranties, employing materials of first-class quality free of material defects, and in compliance with all Law, all applicable Encumbrances and all regulations and orders, rules and regulations of the Board of Fire Insurance Underwriters or any other body exercising similar functions, and in compliance with the terms and conditions of this Lease. Tenant shall comply with the insurance requirements set forth in Section 16.

Promptly upon the completion of construction of any Alteration that is permanently affixed to the Premises and alters the existing footprint or elevation of a Building, Tenant shall deliver to Landlord (i) one complete set of “as built” drawings thereof (and if the Alterations involve any change to the footprint of the applicable Building or the erection of a new building, an ALTA survey for the Premises certified to Landlord and any Landlord Mortgagee), (ii) proof of payment for all labor and materials, and (iii) copies of guarantees, if any, from the General Contractor in favor of Landlord and Tenant (jointly and separately) against defects and deficiencies in materials and workmanship, and requiring the correction of the same upon demand of Tenant at the expense of such General Contractor, if and to the extent any such guarantee is customarily obtained by a prudent owner or operator of real property in the ordinary course.

All Alterations, whether temporary or permanent in character, made in or upon the Premises either by Landlord or Tenant (other than Tenant’s Personal Property installed or placed on the Premises by or on behalf of Tenant) shall be Landlord’s property, and will remain with the Premises without compensation to Tenant unless Tenant elects, in its sole and absolute discretion (but subject to Section 14(a)), to remove such Alteration at any time prior to the expiration or sooner termination of this Lease at its sole cost and expense, in which event such Alteration shall remain the property of Tenant. Notwithstanding the foregoing, in the case of any Alteration to be made by Tenant requiring Landlord’s prior written approval under this Lease, Landlord may condition such approval on Tenant’s agreement to remove all or a portion of such Alteration at the end of the Term provided that Landlord may not, in any event, require the removal of any bank vault or safe deposit box installed by Tenant nor any cables, wiring and conduits below floors, behind walls or above dropped ceilings. Landlord shall provide Tenant with notice, simultaneously with Landlord’s written approval of the Alteration, of Tenant’s obligation to remove any Alteration approved by Landlord at the end of the Term. If Landlord does not notify Tenant that Tenant is obligated to remove such Alteration, such Alteration may be removed at Tenant’s option. Upon the expiration or sooner termination of this Lease, all Alterations on the Premises that Tenant desires to remove or that are required by Landlord to be removed as aforesaid, or any part or parts thereof so designated by Landlord, shall be removed from the Premises by Tenant and the Premises restored, at Tenant’s expense, to the same or better condition than existed immediately prior to the construction of the Alteration, reasonable wear and tear, and damage from fire or other casualty excepted.

During the Term, Tenant shall have the exclusive right without first obtaining Landlord’s prior written consent, but subject to compliance with all Laws and Encumbrances, to install, operate, maintain, remove and/or relocate any and all ATMs, safes, safe deposit boxes, overnight deposit boxes, drive-up teller kiosks and any associated improvements in the Building or on the Property, at Tenant’s sole discretion, but subject to the provisions of Article 14. The ATMs shall be deemed Tenant’s Personal Property hereunder and remain the sole property of Tenant, and shall be removed by Tenant at the expiration or earlier termination of this Lease, Tenant being solely responsible for any repairs made necessary by such removal to bring the Premises to a substantially similar condition as on the Commencement Date, reasonable wear and tear, and damage from fire or other casualty excepted. Notwithstanding anything to the contrary herein, Tenant shall have the right, but not the obligation, to remove any safes, safe deposit boxes, overnight deposit boxes, drive-through teller kiosks,  drive-through servicing fixtures, including pneumatic tubes, drawers and under-counter steel, and any related items (collectively, “Banking Equipment”), on or prior to surrendering the Premises, provided that, if Tenant elects to not so remove such any Banking Equipment, it shall become Landlord’s personal property on expiration or termination of this Lease and further provided that, if Tenant removes such Banking Equipment, Tenant shall be solely responsible for any repairs made necessary by such removal to bring the Premises to good condition and repair, reasonable wear and tear, and damage from fire or other casualty excepted.

Except in connection with Landlord’s exercise of any rights or remedies under this Lease, Landlord shall not make any Alterations or other changes to the Premises or any part thereof or any access thereto.

Entry by Landlord.

Landlord or Landlord’s Representatives shall have the right to enter, from time to time, the Premises or any portion thereof during normal business hours (or at such other times as approved by Tenant in advance, which approval shall not be unreasonably withheld or delayed, or as may be reasonably necessary in emergency situations) to (i) inspect the Premises, (ii) exercise its rights and/or obligations under this Lease, or (iii) show the Premises to prospective purchasers, lenders or prospective tenants; and Tenant shall not be entitled to any abatement or reduction of Base Rent by reason thereof, nor shall such entry or action by Landlord constitute an actual or constructive eviction or repossession, without Landlord’s express intention to do so as expressed in writing.  No such entry shall be deemed an eviction of Tenant.  At any time during which Landlord or Landlord’s Representatives are on the Premises, they shall use commercially reasonable efforts to not unreasonably interrupt or interfere with Tenant’s use of the Premises and shall not cause any damage or injury to persons or property on the Premises.  Notwithstanding anything herein to the contrary, Landlord hereby acknowledges and agrees that Landlord, its agents, employees, contractors and invitees shall have no right to enter any vaults or other areas designated or marked by Tenant as “Restricted”, “secure areas” or otherwise without the prior written consent of Tenant, which consent may be withheld in Tenant’s reasonable discretion, and if Tenant’s consent is granted, any such entry shall be made only with a representative of Tenant present (except that Tenant’s consent and presence during entry shall not be required in the case of emergencies, in which case reasonable advance notice shall be required, taking into account the type of emergency). In no event shall Tenant be required to provide Landlord with access to Tenant’s alarm code or keys or other independent means of entry to the Premises or any portion thereof.

Tenant’s Insurance Obligations.

During the Term, Tenant shall provide and maintain:

Property insurance on the Building and other improvements against all risk of physical loss or damage to the improvements, buildings, building equipment and any other property owned by Landlord on the Premises as provided under "Special Causes of Loss" form coverage, including, but not limited to loss resulting from the perils of earthquake (including earth movement, sink-hole collapse and mine subsidence), flood (including back-up of sewers and drains, seepage and surface water) in an amount acceptable to Landlord; terrorism, hail, water damage, wildfire, windstorm, named storm and sprinkler leakage written in an amount equal to 100% of the full replacement cost of the property, in each case, on a replacement cost basis, without deduction for depreciation or coinsurance penalties.  Such policy shall include coverage for debris removal, ordinance or law coverage for the undamaged portion of the individual building at 100% of the building replacement cost value and at least  limits equal to 10% in each case or 20% combined of the individual building insurable value, in each case, for demolition costs and increased cost of construction, loss sustained when access to all or a portion of a Building is prevented due to an insured peril at a location in the vicinity of the Premises, loss sustained due to the action of a public authority preventing access to a Building provided order is the direct result of physical damage of the type insured against at such Building or within 1,000 feet of it, loss caused by damage or mechanical breakdown, loss sustained due to the accidental service interruption or failure of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Premises, and other commercially available coverages with terms and amounts Landlord or Landlord Mortgagee from time to time may reasonably require provided that such limits and coverage are customarily insured against for property similar to the Premises located in or around the region in which the Premises is located.  All property policies shall name Landlord as an Additional Insured and a loss payee as the building owner. All such property policies (including, without limitation, boiler & machinery, flood, wind/named storm) shall name any Landlord Mortgagee, as their interest may appear, as mortgagee/loss payee by a standard noncontributing mortgagee clause.    All property policies shall include a waiver of subrogation in favor of Landlord and any Landlord Mortgagee.  All property coverage is to be evidenced on an Acord 28 certificate.

Such property insurance can be provided on a blanket basis insuring multiple locations.

Such property policies shall be written with maximum deductibles of (A) $500,000 per occurrence for property damage, business interruption, and flood and (B) 5% of the total insurable value for each respective premise for the perils of earthquake, hail, wind and named storm.  Tenant shall have the ability to increase deductibles, so long as Tenant maintains a credit rating of holds a credit rating of ‘BBB-’ or better from S&P Global Ratings (or the equivalent credit rating from DBRS Morningstar, Moody’s Investors Service or Fitch Ratings), as follows:  (1) with respect to property damage, business interruption and flood, (x) for each year of the Term after the first year of the Term, Tenant may increase the $500,000.00 deductible by ten percent (10%) of the deductible for the immediately preceding lease year, provided that such deductible shall not exceed $750,000.00 for the first five (5) years of the Term, and (y) after the first five (5) years of the Term, Tenant may increase such deductible if Tenant receives approval from Landlord, which approval shall not be unreasonably withheld; and (2) with respect to insurance covering earthquake, hail, wind and named storm, Tenant may increase such deductible if Tenant receives approval from Landlord, which approval shall not be unreasonably withheld.

Earthquake may contain sub-limits in an amount not less than the annual aggregate gross loss estimates for a 475-year event as indicated in a seismic risk analysis for the premises utilizing the most current RMS software or its equivalent, including loss amplification, rental income and fire-following, no coinsurance penalties and including 365 days extended period of indemnity/liability.

Hail, windstorm and named storm coverages may contain sub-limits in an amount not less than the annual occurrence exceedance probability (not aggregate) gross loss estimates for a 10,000-year event as indicated in a risk analysis for catastrophic wind perils as modeled on severe convective storms for the Premises and all other high risk policy locations sharing the respective limit utilizing the most current RMS software including business income subject to Landlord written approval.

Business interruption insurance insuring that the Base Rent will be paid to Landlord for a minimum of twelve (12) months if the Premises is destroyed or rendered untenantable by any cause insured against (it being understood that the existence of such insurance does not reduce Tenant’s obligation to pay Base Rent without diminution).  Such coverage shall be included without any time restriction on the period of restoration and shall include an extended period of indemnity of not less than 365 days.

To the extent any portion of the Premises is ever located within a Special Flood Hazard Area, Tenant shall maintain NFIP flood insurance for the Premises with maximum limits available per building and naming Landlord as Additional Named Insured and Landlord Mortgagee as Mortgagee.  Tenant shall also maintain excess flood coverage in limits sufficient to cover the exposure of Landlord’s sole discretion.

During the Term, Tenant shall also provide and maintain the following insurance at the terms and in the limits specified below for the Premises:

Commercial General Liability Insurance against claims for personal injury, bodily injury (including death and mental anguish), accident or property damage occurring on, in or as a result of the use of such Premises, in an amount not less than $1,000,000 per Occurrence/$2,000,000 General Annual Aggregate and $2,000,000 Products/Completed Operations Annual Aggregate, in each case on an occurrence basis. If such policy is issued on a blanket basis insuring multiple locations, the policy shall contain an "Aggregate Per Location" endorsement providing that the blanket policy is not subject to a policy cap or sublimit and that a designated limit of insurance has specifically been set aside for the Premises. Coverage shall also cover at least the following hazards:  elevators/escalators

(if any), premises, independent contractors, contractual liability for all insured contracts as defined by the most current version of ISO's CG 00 01 form (or equivalent), contractual liability covering the indemnitees as may be required by any lender of Landlord to the extent the same is commercially available, terrorism, and Products/Completed Operations Liability coverage, which shall be maintained for not less than the greater period under which a claim may be properly asserted under the applicable statute of limitations or repose in the local jurisdiction of the Premises. Such general liability (and products/completed operations on an “if any” basis) policies shall name the Landlord, Landlord Mortgagee and property manager and other designees as additional insureds and provide a waiver of subrogation to the Landlord, Landlord Mortgagee, property manager and any other designee with respect to such Premises.  All such liability policies shall be primary and non-contributory to any insurance or self-insurance maintained by the Landlord or any lender and include a separation of insureds clause.  All such liability policies will be evidenced on an Acord 25 certificate with no deductible, retention or self-insurance provisions unless otherwise agreed to in writing in advance by the Landlord.

Workers Compensation and Employer’s Liability Insurance insuring against and satisfying Tenant’s obligations and liabilities under the workers compensation laws of the jurisdiction in which the Premises are located, with Employers Liability minimum limits per insured of $1,000,000 Bodily Injury each accident; $1,000,000 Bodily Injury by disease, each employee; and $1,000,000 Bodily Injury by disease policy limit.  Policies shall include Voluntary Coverage.  The tenant’s worker’s compensation policy shall be endorsed to include a waiver of subrogation in favor of the landlord, Landlord Mortgagee, property manager and other designees.

Umbrella or Excess Liability Insurance written on an occurrence basis and covering claims in excess of the underlying insurance described in the foregoing subsections (i) and (ii) above, with a $25,000,000 minimum limit per occurrence and annual aggregate with a self-insured retention no greater than Twenty-Five Thousand Dollars ($25,000).  Such insurance shall contain a provision that it will drop down as primary and noncontributory insurance in the event that the underlying insurance policy aggregate is exhausted.  Tenant shall name Landlord, Landlord Mortgagee, property manager and other designees shall be endorsed as an Additional Insured.

The required limits and coverages of all insurance set forth in Sections 16(a) and 16(b) above may be reasonably adjusted by Landlord from time to time in conformity with the then prevailing custom of insuring liability in Comparable Buildings.

In the event of a casualty or other loss under any property insurance policy, Tenant shall pay to Landlord the lesser of the amount of the deductible or the full amount of the loss in the case of a loss in an amount less than the deductible, which payment shall be treated in the same manner as insurance proceeds.  Tenant shall also cause all such property policies to permit Tenant’s waiver of claims against Landlord under Section 18 for matters covered thereby.  Tenant shall cause Landlord, Landlord’s designees to be named as an Additional Insured and Loss Payee and its lender(s) and other designees as Mortgagees, as their interests may appear, under all property insurance policies and shall cause the coverage to continue for Landlord’s benefit notwithstanding any act or omission on Tenant’s part.  By this Section 16, Tenant intends that the risk of loss or damage to the Premises and all property thereon, including Personal Property and Tenant’s Personal Property described above, be borne by responsible property insurance carriers and Tenant hereby agrees to look solely to, and to seek recovery only from, its respective property insurance carriers, in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder.  For this purpose, any applicable deductible shall be treated as though it were recoverable under such policies.

Prior to the commencement of any  alteration, maintenance, restoration or repair to any of the property’s major systems, including but not limited to structural, electrical, plumbing, HVAC, and fire protection systems, Tenant shall require any party performing work to require the following coverage and shall deliver to Landlord certificates evidencing the existence of: (i) statutory worker’s compensation insurance and $1,000,000 employer’s liability limits covering all employees of the party.  All worker’s compensation policies will include a waiver of subrogation in favor of the Landlord; (ii) commercial general liability insurance, including completed operations coverage, endorsing Landlord, Landlord Mortgagee and Landlord designees as Additional Insureds with minimum limits of $1,000,000 per occurrence and $2,000,000 per project aggregate utilizing ISO form CG 2010 07 04 for ongoing operations and CG 2037 07 04 for completed operations.  Such insurance shall be primary and non-contributory to any insurance or self-insurance of Landlord and any Landlord Mortgagee; (iii) for any other party other than Tenant, minimum umbrella limits of $2,000,000 each occurrence and general aggregate, endorsing Landlord and its designees as Additional Insureds; and, (iv) if typically required of contractors based on the type of work to be performed, contractors pollution liability insurance in the amount of at least $1,000,000; (v) professional liability insurance in the amount of at least $1,000,000 for any architects, engineers or other professionals performing professional services and (vi) with respect to any structural alteration, maintenance, restoration or repair, regardless of the party performing the alterations, the Tenant shall maintain all risk property coverage, either under its own property policy or a separate builder’s risk policy for the full replacement value of the alterations and existing building.  All parties with an insurable interest, including Landlord, must be insureds under this property or builder’s risk coverage during the duration of the Alterations or structural work.  Landlord Mortgagee must be named mortgagee, lender’s loss payee and receive 30-days’ notice of cancellation except for non-payment which is 10-days.

Prior to the commencement of any alteration, maintenance, restoration or repair not described in Section 16(e), Tenant shall require any party performing work to require the following coverage and shall deliver to Landlord certificates evidencing the existence of: (i) statutory worker’s compensation insurance and $1,000,000 employer’s liability limits covering all employees of the party.  All worker’s compensation policies will include a waiver of subrogation in favor of the Landlord; (ii) commercial general liability insurance, including completed operations coverage, endorsing Landlord, Landlord Mortgagee and Landlord designees as Additional Insureds with minimum limits of $1,000,000 per occurrence and $2,000,000 per project aggregate utilizing ISO form CG 2010 07 04 for ongoing operations and CG 2037 07 04 for completed operations.  Such insurance shall be primary and non-contributory to any insurance or self-insurance of Landlord and any Landlord Mortgagee; (iii) for any other party other than Tenant, minimum umbrella limits of $1,000,000 each occurrence and general aggregate, endorsing Landlord and its designees as Additional Insureds; and (iv) if typically required of contractors based on the type of work to be performed, contractors pollution liability insurance in the amount of at least $1,000,000; (v) professional liability insurance in the amount of at least $1,000,000 for any architects, engineers or other professionals performing professional services and (vi) the Tenant shall maintain all risk property coverage, either under its own property policy or a separate builder’s risk policy for the full replacement value of the non-structural alteration, maintenance, restoration or repair and the existing building.  All parties with an insurable interest, including Landlord, must be insureds under this property or builder’s risk coverage during the duration of the work.  Landlord Mortgagee must be named mortgagee, lender’s loss payee and receive 30-days’ notice of cancellation except for non-payment which is 10-days.

All insurance required to be maintained by Tenant pursuant to Section 16(a) and 16(b) must be maintained with insurers authorized to do business in the jurisdiction in which the Premises is located and which have a financial strength rating of (1) “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating Landlord’s loan and “A” or better by Fitch, if Fitch rates the insurance company and is rating Landlord’s loan, (provided, however for multi-layered policies, (A) if four (4) or less insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating Landlord’s loan, “A” or better by Fitch, if Fitch rates the insurance company and is rating Landlord’s loan, with no remaining carrier below “BBB” by S&P, “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating Landlord’s loan, and “BBB” or better by Fitch, if Fitch rates the insurance company and is rating Landlord’s loan or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a claims paying ability rating of “A” or better by S&P, “A2” or better by Moody’s, if Moody’s rates the insurance company and is rating Landlord’s loan and “A” or better by Fitch, if Fitch rates the insurance company and is rating Landlord’s loan with no remaining carrier below “BBB” by S&P,  “Baa2” by Moody’s, if Moody’s rates the insurance company and is rating Landlord’s loan and “BBB” by Fitch, if Fitch rates the insurance company and is rating Landlord’s loan) and (2) a rating of “A-:VIII” or better in the current Best’s Insurance Report.

Tenant shall provide to Landlord, and at each renewal of expiring policies, such certificates as may be reasonably required to establish that the insurance coverage required by this Section 16 is in effect from time to time and that, to the extent commercially available, the insurer(s) have agreed to give Landlord and Landlord Mortgagee at least thirty (30) days’ notice prior to any cancellation of the required coverage.  Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.  Tenant shall cause all liability and property policies maintained by Tenant to be written as primary policies, not contributing with and not supplemental or excess to any coverage that Landlord or Landlord Mortgagee may carry.

Tenant may provide the insurance required by virtue of the terms of this Lease by means of a combination of primary and excess or umbrella coverage and by means of a policy or policies of blanket property insurance so long as (i) the amount of the total insurance allocated to the Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Lease, and (ii) the blanket policy or policies comply in all other respects with the other requirements of this Lease

If Tenant fails to obtain the insurance coverage, as set forth in this Section 16 and does not cure its failure within five (5) business days after written notice from Landlord, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall, upon demand, pay, as additional Rent, the cost thereof.

At any time during the term of this lease, with thirty (30) days written notice from Landlord, Landlord may, at its option, obtain any insurance required of

Tenant under this lease, and Tenant shall pay as additional rent the cost thereof.

All policies of insurance required to be maintained pursuant to this Lease shall be endorsed, if commercially available, so that if at any time should they be canceled, such cancellation shall not be effective as to Landlord and Landlord Mortgagee for thirty (30) days, except for non-payment of premium which shall be for ten (10) days after receipt by Landlord of written notice from such insurer of such cancellation.  In addition to the foregoing, all policies of insurance required to be maintained pursuant to this Lease shall contain terms in accordance with Tenant’s normal business practice and reasonably acceptable to Landlord and shall (i) contain a separation of insureds clause; (ii) name Landlord as an Additional Insured and Loss Payee, (iii) name Landlord Mortgagee, and any ground lessor of the Premises and other entities as lender under the property policy(ies) as a mortgagee and loss payee, (iv) name Landlord Mortgagee, property manager and other designees as an Additional Insured under all liability policies, as required by contract; and (v) be endorsed to waive any rights of subrogation against Landlord, Landlord Mortgagee, Landlord’s property manager and any other designees, and their respective officers, directors, employees, agents, partners, and assigns.  All policies of insurance required to be maintained pursuant to this Lease (other than in respect to automobile liability or workers compensation insurance) shall insure the interests of Landlord and Tenant regardless of any breach or violation by Tenant or any other party of warranties, declarations or conditions contained in such policies, any action or inaction of Tenant or others.

Prior to the Commencement Date, and at least three (3) days prior to each policy anniversary, Tenant shall furnish Landlord with certificates of insurance, in a form reasonably acceptable to Landlord, evidencing all of the insurance required by the provisions of this Lease for the benefit of Landlord and required to be in force by the provisions of this Lease.  Such certificates of insurance shall be executed by each insurer in the case of the property policies, and in the case of liability policies, by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself.  Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and deductibles and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Lease. At Landlord’s request, Tenant shall furnish certified copies of all insurance policies required to be carried by Tenant pursuant to this Lease.

To the extent that any of the insurance required under this Section 16 cannot be obtained at commercially reasonable rates or is no longer usual or customary in connection with Comparable Buildings operating for the same use as the then-current use of the Premises, then Tenant may, by written notice to Landlord, propose one or more modifications to the requirements set forth in this Section 16 (each an “Insurance Change Request”).  Landlord agrees to consider any Insurance Change Request in good faith and consult with any existing Landlord Mortgagee, as necessary, and shall not unreasonably withhold or condition or delay consent.   Notwithstanding the foregoing, Landlord and Tenant agree that Landlord shall not be required to consent to any Insurance Change Request that would conflict with any Landlord Mortgagee, but, in the case of such a conflict, Landlord will use commercially reasonable efforts (at Tenant’s expense) to have the applicable Landlord Mortgagee modified to allow such change.

If at any time during the term of this Lease, (x) an Event of Default has occurred and is continuing for a period of ten (10) business days or (y) an Event of Default under Section 24(iii) occurs, Landlord may, at its option, upon thirty (30) days written notice to Tenant, obtain any insurance required of Tenant under this Lease, and Tenant shall pay as additional Rent the cost thereof.  To the extent that Landlord obtains any such insurance required of Tenant under this Lease, Tenant shall not be required to obtain duplicate coverage.

OFAC.

Tenant has taken and will take all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect ownership interest in the Tenant, to assure that funds invested by such holders in the Tenant are derived from legal sources; provided, however, none of the foregoing shall apply to any person to the extent that such person’s interest in Tenant is in or through an entity whose stock or shares are listed and traded on any recognized stock exchange located in the United States (a “U.S. Publicly-Traded Entity”).

Tenant hereby represents and warrants that neither Tenant, nor, to the actual knowledge of Tenant, any persons or entities holding any legal or beneficial ownership interest (direct or indirect) whatsoever in Tenant (1) has been designated by the President of the United States or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or otherwise a person with whom U.S. Persons are prohibited from dealing pursuant to OFAC Laws and Regulations (including without limitation Persons identified on the  “List of Specially Designated Nationals and Blocked Persons”) (any of the foregoing, and any person owned or controlled by any of the foregoing, “Prohibited Persons”), (2) is under investigation by any governmental authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (3) has been assessed civil penalties under these or related laws, or (4) has had any of its funds seized or forfeited in an action under these or related laws; provided, however, none of the foregoing shall apply to any person to the extent that such person’s interest is in or through a U.S. Publicly-Traded Entity.  If the foregoing representations are, or become untrue at any time during the Term and Landlord suffers actual damages as a result thereof, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

Tenant has taken and will take reasonable steps, consistent with industry practice for comparable organizations and in any event as required by Law, to ensure that Tenant is and shall be in compliance with all (1) Anti-Money Laundering Laws and (2) OFAC Laws and Regulations.  Tenant will not during the Term knowingly engage in any transactions or dealings, or knowingly be otherwise associated, with any Prohibited Persons in connection with the use or occupancy of the Premises.

A breach of the representations and/or covenants contained in this Section 17 by Tenant as a result of which Landlord suffers actual damages shall constitute an immediate Event of Default and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity.

Waiver of Subrogation.

Notwithstanding anything to the contrary set forth in this Lease, to the fullest extent permitted by Law, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to the property of the releasing party to the extent the loss or damage is covered by property insurance carried or required by this Lease to be carried by the releasing party EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE ACTS OR OMISSIONS OF LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES.  Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver.  For the purpose of the foregoing waiver, the amount of any deductible or self-insured retention applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible or self-insured retention relates.  Each party shall pay any additional expense, if any, for obtaining such waiver.

Fire or Other Casualty.

All proceeds (except business interruption insurance proceeds not allocated to Rent expenses) payable by reason of any property loss, damage, or destruction of or to the Premises by fire or other casualty, or any portion thereof, under any property policy of insurance required to be carried hereunder, shall be paid to Landlord, to be held by Landlord or Landlord Mortgagee for purpose of restoration of the Premises and made available to Tenant upon request, pursuant to the procedures set forth in this Section 19, including, without limitation, for the reasonable costs of preservation, stabilization, debris removal, emergency restoration, business interruption (other than any amount allocated to Rent expenses), engineering and architectural services, permit fees, reconstruction and repair, as the case may be, of any damage to or destruction of the Premises, or any portion thereof; provided, however, that the portion of such proceeds that are attributable to Tenant’s obligation to pay Rent shall be applied against Rent due by Tenant hereunder.  All proceeds paid to Tenant shall be used first for the repair of any damage to the Premises (other than such payment of Rent).  Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Premises to substantially the same condition as existed immediately before the damage or destruction and with materials and workmanship of like kind and quality and to Landlord’s reasonable satisfaction, and in accordance with the general terms and conditions of Exhibit C attached hereto, as applicable (collectively, “Restoration Standards”), shall be retained by Landlord, subject to disbursement by Landlord as required by this Section 19. Tenant shall have the right to reasonably prosecute and settle insurance claims, provided that Tenant shall consult with and involve Landlord in the process of adjusting any insurance claims under this Section 19.

Subject to the terms of this Section 19, Landlord shall make available to Tenant the insurance proceeds (net of all reasonable administrative and collection costs, including reasonable attorneys’ fees) paid to Landlord for such repair and rebuilding of the Premises as it progresses (other than business interruption proceeds to be allocated to Rent expenses as aforesaid).  Payments shall be made against certification of the Architect responsible for the supervision of the repairs and rebuilding that the work had been performed substantially in conformance with the approved plans and specifications therefor and the value of the work in place is equal to not less than one hundred ten percent (110%) of the aggregate amount advanced by Landlord for the payment of such work.  Prior to commencing the repairing and rebuilding, Tenant shall deliver to Landlord for Landlord’s approval a schedule setting forth the estimated monthly draws for such work.  Landlord shall contribute to such payments, out of the insurance proceeds being held by Landlord, an amount equal to the proportion that the total net amount so held by Landlord bears to the total estimated cost of repairing and rebuilding, multiplied by the payment by Tenant on account of such work.  Landlord may, however, withhold ten percent (10%) from each payment until the work has been completed and unconditional lien releases and/or other proof has been furnished to Landlord that no lien or liability has attached, or will attach, to the applicable Building or the Property or to Landlord in connection with repairing, reconstructing and rebuilding.  In addition, disbursement of such proceeds to Tenant are subject to any customary administrative conditions of a Landlord Mortgagee; provided such conditions shall not materially increase Tenant’s obligations under this Lease.

If the Premises or any portion thereof is damaged by fire or other casualty, whether or not from a risk covered by insurance, Tenant shall give Landlord prompt written notice thereof and Rent shall continue unabated notwithstanding any casualty. Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Premises or any portion thereof.

In the event of a fire or other casualty, Tenant shall, at its expense regardless of the amount of any such damage or destruction and whether or not the insurance proceeds attributable such damage or destruction made available to Tenant, if any, shall be sufficient for the purpose, cause the Premises to be repaired, restored and replaced in accordance with all Law, this Section 19(d) and the Restoration Standards, as expeditiously as practicable using reasonable diligence to a condition as nearly as practicable to that which existed immediately prior to occurrence of the fire or other casualty and otherwise in a good workmanlike manner, using new materials of like quality.

Except as provided in Section 19(f), no damage or destruction of the Premises or any portion thereof as a result of fire or any other hazard, risk or casualty whatsoever shall relieve Tenant from Tenant’s liability and obligation to timely pay the full Rent payable under this Lease and Rent shall continue unabated notwithstanding any casualty.

Notwithstanding the foregoing, if, during the last twelve (12) months of the Term, (x) the Premises are substantially damaged (to the extent of thirty-two (32%) percent or more of the floor area of the Building, as certified by Tenant’s architect or engineer), or (y) the Premises are rendered wholly unusable, by fire or other casualty, then in any such event, Tenant may elect not to restore the Premises and to terminate the Lease by written notice to Landlord given within sixty (60) days after such fire or casualty.  In such event, the date for the expiration of this Lease shall be the date on which Landlord is paid by Tenant (whether with the insurance proceeds and/or its own funds) the sum equal to the replacement costs for the Building (excluding the replacement costs of Tenant’s Personal Property). Upon such date, the Term shall expire as fully and completely as if it were the Expiration Date.  Any Rent owing  shall be paid up to such termination date, and any payments of Rent made by Tenant that were on account of any period subsequent to such date shall be returned to Tenant.

The provisions of this Lease, including this Section 19 constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

Condemnation.

Tenant and Landlord shall promptly give the other written notice upon knowledge of the actual or threatened commencement of any condemnation or eminent domain proceeding or other governmental taking affecting the Premises or any portion thereof, and, to the extent not otherwise received, shall deliver to the other copies of any and all papers served in connection therewith.  Subject to the remainder of this Section 20, if during the Term all or any part of the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, all compensation awarded or paid as a result thereof shall belong to and be the property of Landlord without any participation by Tenant and without any deduction therefrom for any estate hereby vested in or owned by Tenant and Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled by reason of any taking of the Premises or any part thereof, subject to the other provisions of this Section 20.  Landlord shall have the exclusive power to collect, receive and retain any such award proceeds and to make any compromise or settlement in connection with such award.  Nothing herein shall be deemed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of business or depreciation to, damage to or cost of removal of, or for value of, stock, trade fixtures, furniture, machinery, equipment and other personal property belonging to Tenant (including, without limitation, Tenant’s Personal Property), Tenant’s moving expenses and such other claims permitted by Law to be made by Tenant, provided that no such claim shall diminish or otherwise adversely affect Landlord’s award.  Tenant agrees to execute any and all further documents that may be reasonably required in order to facilitate collection by Landlord of any and all awards.  Tenant, in cooperation with Landlord, shall have the right to participate in any condemnation proceedings for the purpose of protecting Tenant’s interest hereunder.

If during the Term all or substantially all of the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, then Tenant may, not later than thirty (30) days after any such taking, give notice to Landlord of its intention to terminate this Lease on any business day specified in such notice which occurs not less than thirty (30) nor more than one hundred eighty (180) days after such taking.  In such event, this Lease shall terminate on the date set forth in the notice provided by Tenant and upon such termination neither party shall have any obligation to the other under this Lease. A taking of substantially all of the Premises under this Section 20(b) shall be deemed to have occurred if (i) forty percent (40%) or more of the square footage of the Building shall have been subject to a taking and the Premises can no longer reasonably be used by Tenant in substantially the manner it has previously operated, or (ii) there shall have been a permanent loss of access, ingress or egress, parking capacity or any other appurtenance necessary for the operation of the Premises substantially in the manner in which it had previously been operated and there is no reasonably equivalent replacement therefor.

If during the Term all or any part of the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof and if the Lease is not terminated pursuant to Section 20(b) as expressly provided in Section 20(b), then this Lease shall continue in full effect without abatement or reduction of Rent or other sums payable by Tenant under this Lease, notwithstanding such taking or private purchase.  Tenant shall, promptly after any such taking and at its expense (regardless of whether any awards are available as a result of such taking), repair any damage caused by any such taking in accordance with this Section 20 and the Restoration Standards and so that, after the completion of such repair, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking, except for reasonable wear and tear and damage by fire or other casualty.  In the event of a taking as described in this Section 20(c), all of the net award collected by Landlord pursuant to Section 20(a) shall be held by Landlord (or Landlord Mortgagee) and applied and paid over toward the cost of repair of damage due to such taking against certificates of Tenant, signed by an authorized officer of Tenant, delivered to Landlord from time to time as such repair progresses or is completed, each such certificate describing such repair for which Tenant is requesting payment, the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such repair.  If the cost of repairs shall exceed the net award collected by Landlord, Tenant shall pay the deficiency.  Any balance remaining in the hands of Landlord after payment of such costs of demolition, repair and restoration shall be retained by Landlord.

If the use or occupancy of the Premises or any portion thereof shall be temporarily requisitioned by any governmental authority, civil or military, then this Lease shall continue in full effect notwithstanding such requisition, without abatement or reduction of Rent or other sums payable by Tenant hereunder, and Tenant shall be entitled to receive the entire net award payable by reason of such temporary requisition.  Any requisition lasting for a duration equal to or longer than the remaining Term of this Lease or longer shall be considered a taking of substantially all of the Premises under Section 20(b), and Tenant shall be afforded the termination rights as and to the extent set forth in said Section 20(b).

Indemnification.

Notwithstanding the existence of any insurance required to be provided hereunder (but not in duplication thereof), and without regard to the policy limits of any such insurance, and in addition to and not in limitation of any other indemnity provided in this Lease, but subject to Section 18 hereof, Tenant shall protect, indemnify, defend and hold harmless all Landlord Indemnified Parties from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, losses, costs, fees and expenses, including without limitation reasonable counsel fees and court costs, to the maximum extent permitted by Law (“Losses”) imposed upon, asserted against or suffered or incurred by any Landlord Indemnified Party directly or indirectly, which arise out of, are occasioned by, or are in any way attributable to or related to the following: (i) Tenant’s or any subtenant’s use or occupancy of the Premises; (ii) the conduct of Tenant’s or any subtenant’s business at the Premises; (iii) any activity, work or thing done or permitted by or on behalf of Tenant or its agents, contractors or subtenants in or about the Premises; (iv) the condition of the Premises (except with respect a diminution in value claim following the expiration or earlier termination of this Lease); (v) the Lease or any breach or default in the performance of any obligation to be performed by Tenant under the terms of this Lease or arising from any act, neglect, fault or omission of Tenant or Tenant’s Representatives; (vi) any Existing Sublease or any sublease or similar agreement entered into by Tenant with respect to the Premises (or any portion thereof); or (vii) the Premises or any accident, injury to or death of any person or damage to any property howsoever caused in or on the Premises; except to the extent that any of the foregoing are directly caused by the gross negligence or willful misconduct of Landlord, any Landlord Indemnified Parties, or any of their respective contractors, licensees or invitees. Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any Landlord Indemnified Party (“Landlord Claim”).  If at any time a Landlord Indemnified Party shall have received written notice of or shall otherwise be aware of any Landlord Claim which is subject to indemnity under this Section 21(a), such Landlord Indemnified Party shall give reasonably prompt written notice of such Landlord Claim to Tenant; provided, that, except to the extent Tenant is materially prejudiced in its defense of such Landlord Claim, (I) such Landlord Indemnified Party shall have no liability for a failure to give notice of any Landlord Claim, and (II) the failure of such Landlord Indemnified Party to give such a notice to Tenant shall not limit the rights of such Landlord Indemnified Party or the obligations of Tenant with respect to such Landlord Claim.  Tenant shall have the right to reasonably control the defense or settlement of any Landlord Claim, provided, that (1) if the compromise or settlement of any such Landlord Claim shall not result in the complete release of such Indemnified Party from the Landlord Claim so compromised or settled, the compromise or settlement shall require the prior written approval of such

Landlord Indemnified Party (in its sole and absolute discretion) and (2) no such compromise or settlement shall include any admission of wrongdoing on the part of such Landlord Indemnified Party, provided, further, that a Landlord Indemnified Party shall have the right, but not the obligation at its election, to participate fully in the defense of any Landlord Claim with counsel of its choice. Tenant’s liability under this Section 21 shall survive the expiration or earlier termination of this Lease.

Except to the extent prohibited by Law or to the extent caused by the gross negligence or willful misconduct of Landlord, its contractors, licensees or invitees and/or any Landlord Indemnified Parties, Tenant hereby expressly releases Landlord and Landlord Mortgagee and all other Landlord Indemnified Parties from, and waives all claims for, damage or injury to person, theft, loss of use of or damage to property and loss of business sustained by Tenant and resulting from the Premises, including the Building, Property, Personal Property or Tenant’s Personal Property or any part thereof or any equipment therein or appurtenances thereto becoming in disrepair, or resulting from any damage, accident or event in or about the Premises.  Without limiting the generality of the foregoing, this Section 21(b) shall apply particularly, but not exclusively, to flooding, damage caused by Building equipment and apparatuses, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration, death, loss, conversion, theft, robbery, or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices.

Assignment and Subletting.

This Lease shall be fully assignable by the Landlord or its successors and assigns, in whole or in part in connection with Landlord’s sale or transfer of its interest in the Premises, provided such purchaser or transferee shall assume in writing all of Landlord’s obligations under this Lease arising from and after such assignment, and a copy of such assignment and assumption agreement shall be delivered to Tenant within ten (10) business days after the effective date of the assignment.  In the event of any such sale or assignment other than a security assignment, Tenant shall attorn to such purchaser or assignee.  In addition, Tenant agrees to cooperate reasonably with Landlord in connection with any such sale or assignment.

Tenant acknowledges that Landlord has relied both on the business experience and creditworthiness of Tenant and upon the particular purposes for which Tenant intends to use the Premises in entering into this Lease.  Except as provided in Sections 22(c) or 22(h), without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole and absolute discretion: (i) Tenant shall not assign, transfer, convey, sublease, pledge or mortgage this Lease or any interest therein, whether by operation of law or otherwise; (ii) no direct or indirect transfer of fifty percent (50%) or more of an interest in Tenant (whether by stock, partnership interest or otherwise, voluntarily or by operation of law) shall occur except for any such transfer to an Affiliate; (iii) [INTENTIONALLY DELETED]; and (iv) no change of Control of Tenant shall occur (each of items (i) through (iv) are hereinafter referred to as a “Transfer”); provided, however, Landlord shall not unreasonably withhold, delay or condition its consent to a proposed assignment of this Lease by Tenant if the assignee has a credit rating from Kroll (or the equivalent credit rating from S&P Global Ratings, DBRS Morningstar, Moody’s Investors Service or Fitch Ratings) equal to or greater than the credit rating of the Tenant originally named herein as of the Commencement Date.

Without limiting the generality of Section 22(b) above, and notwithstanding any other term or condition of this Lease (but subject to Section 49 below), Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to (i) an Affiliate or (ii) any bank or other Financial Services Institution that acquires all or substantially all of the assets or stock (or other equity interests) of Tenant by merger, consolidation, acquisition, purchase or otherwise (such acquiring entity is herein referred to as a “Successor Bank”); provided that, in either case, the original Tenant (or in the case of a Transfer contemplated under subsection (ii) of this Section 22(c), its successor-in-interest), shall not be relieved of its obligations under this Lease unless following such merger, consolidation, acquisition, purchase or otherwise, (i) Tenant (or its assignee that assumes Tenant’s obligations hereunder, which may be Successor Bank if Tenant is merged into Successor Bank) has a credit rating from Kroll (or the equivalent credit rating from S&P Global Ratings, DBRS Morningstar, Moody’s Investors Service or Fitch Ratings) equal to or greater than the credit rating of the Tenant originally named herein as of the Commencement Date; or (ii) the unique top tier institution of Tenant (or its assignee that assumes Tenant’s obligations hereunder, which may be Successor Bank if Tenant is merged into Successor Bank) as reflected in the “Organization Hierarchy” from time to time in the National Information Center database maintained by the Federal Financial Institutions Examination Council and available at https://www.ffiec.gov”. has tangible common equity of at least Two Billion No/100 Dollars ($2,000,000,000).

Notwithstanding anything to the contrary contained herein, no interest in Tenant, or in any individual or person owning directly or indirectly any interest in Tenant, shall be transferred, assigned or conveyed to any individual or person whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations and/or who is in violation of any of the OFAC Laws and Regulations, and any such transfer, assignment or conveyance shall not be effective until the transferee has provided written certification to Tenant, as applicable, and Landlord that (i) the transferee or any person who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations, and (ii) the transferee has taken reasonable measures to assure than any individual or entity who owns directly or indirectly any interest in transferee, is not an individual or entity whose property or interests are subject to being blocked under any of the OFAC Laws and Regulations or is otherwise in violation of the OFAC Laws and Regulations; provided, however, the covenant contained in this sentence shall not apply to any person to the extent that such person’s interest is in or through a U.S. Publicly-Traded Entity.

Landlord’s consent to a Transfer shall be subject to the satisfaction of such conditions as Landlord shall determine, in its sole and absolute discretion, including, without limitation, the proposed transferee having satisfactory creditworthiness as determined by Landlord in its sole and absolute discretion.  In addition, any such consent shall be conditioned upon the payment by Tenant to Landlord of all reasonable, third-party out-of-pocket costs and expenses incurred by Landlord in connection with such consent, including, without limitation, reasonable attorneys’ fees.  The provisions of this Section 22 shall apply to every Transfer regardless of whether voluntary or not, or whether or not Landlord has consented to any previous Transfer. Notwithstanding anything to the contrary contained herein, no Transfer shall relieve Tenant of its obligations under this Lease, it being understood that the initial Tenant under this Lease always shall remain liable and responsible for the obligations of the tenant hereunder. Any Transfer in violation of this Section 22 shall be voidable at the sole option of Landlord.

Except as set forth in Section 22(c), any Transfer shall not relieve Tenant, or any person claiming by, through or under Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Section 22, to any further Transfer. In the event of a sublease, if there exists an Event of Default, Landlord may collect rent from the subtenant without waiving any rights under this Lease while such Event of Default is continuing. Any rent Landlord may collect from any such subtenant will be first applied to the Rent due and payable under this Lease and any other amounts then due and payable and then applied to the Rent as it becomes due and payable under this Lease. The collection of the Rent and any other sums due and payable under this Lease, from a person other than Tenant shall not be a waiver of any of Landlord’s rights under this Section 22(f), an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

No Transfer shall impose any additional obligations on Landlord under this Lease. Tenant shall reimburse Landlord (and Landlord Mortgagee, if applicable) for Landlord’s reasonable, third-party costs and expenses (including reasonable attorneys’ fees) incurred in conjunction with the reviewing and processing and documentation of any Transfer requiring Landlord’s consent regardless of whether such Transfer is consummated.

Notwithstanding anything to the contrary in this Section 22, Tenant may, upon at least five (5) business days’ prior written notice to Landlord (but without the requirement of obtaining Landlord’s consent), sublease or license portions of the Premises that are (x) subject to an Existing Sublease or (y) vacant as of the Commencement Date.  With respect to any sublease, (i) such sublease, by its terms, must be expressly subordinate to and subject to the terms of this Lease (and all future amendments to this Lease); (ii) the use contemplated under such sublease must not breach the use restrictions herein; (iii) such sublease shall not impose any additional obligations on Landlord under this Lease; and (iv) Landlord shall have no obligation to recognize any or to agree to not disturb any subtenant or other occupant of Tenant upon any Event of Default of Tenant under this Lease, unless Landlord shall agree to do so in writing by separate instrument, but Landlord, acting in its sole and absolute discretion, shall have no obligation to do so. In the event of a sublease, if there exists an Event of Default, Landlord may collect rent from the subtenant without waiving any rights under this Lease while such Event of Default is continuing. Any rent Landlord may collect from any such subtenant will be first applied to the Rent due and payable under this Lease and any other amounts then due and payable and then applied to the Rent as it becomes due and payable under this Lease. The collection of the Rent and any other sums due and payable under this Lease, from a person other than Tenant shall not be a waiver of any of Landlord’s rights under this Section 22(h), an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease. For the avoidance of doubt, Tenant shall remain fully liable under this Lease for the Premises, notwithstanding any such sublease. On or before the effective date of such sublease, Tenant shall provide to Landlord, in form and substance reasonably acceptable to Landlord, an acknowledgment and affirmation from such sublessee or a copy of the sublease, providing that such sublessee agrees to be bound by the terms of this Lease with respect to the Premises being subleased and that Tenant agree that they remain liable for the full and punctual performance of all of the terms and obligations of this Lease.

Liens.

Tenant will not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mechanic’s, supplier’s or vendor’s lien, encumbrance or charge on the Premises or any part thereof.  The existence of any mechanic’s, supplier’s or vendor’s lien, or any right in respect thereof, shall not constitute a violation of this Section 23 if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen or, if Tenant is protesting or challenging such lien in good faith and has, within thirty (30) days after Tenant receives actual notice of such lien, bonded over or otherwise similarly secured such lien pursuant to Law as required so as to not attach to the Premises.  Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or implied, of any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof, and any such contractor, subcontractor, laborer, materialman or vendor shall look solely to Tenant and Tenant’s interest in the Premises to secure the payment of any bills for any labor, services, or materials furnished.  Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part thereof through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.  If Tenant has not removed or bonded over or otherwise similarly secured any such lien pursuant to Law as required so as to not attach to the Premises or other encumbrance described above within thirty (30) days after written notice thereof to Tenant, Landlord may, but shall not be obligated to, pay the amount of such lien or other encumbrance or discharge the same by deposit, and the amount so paid or deposited shall constitute additional Rent and be collectible upon demand with interest at the Default Rate.  Landlord hereby consents to the granting of a lien or security interest on the fixtures, furnishings, trade fixtures, furniture, computers, telephone systems, machinery, equipment and other of Tenant’s Personal Property installed or placed on the Premises by Tenant in connection with any customary credit facility that Tenant has or may have during the Term hereof, and Tenant shall give Landlord written notice of any such lien.

Tenant’s Default.

Each of the following events shall be deemed to be an “Event of Default” under this Lease:  (i) failure to pay Rent or any other monetary obligation as and when due and such failure continues for three (3) business days after Tenant’s receipt of Landlord’s written notice thereof (provided that Tenant shall only be entitled to such notice and cure period two (2) times in any consecutive 12-month period); (ii) Tenant abandons the Premises; (iii)  Tenant becomes insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under state or federal bankruptcy laws (or successor laws) or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant; (iv) a writ of attachment or execution is levied on this Lease, or a receiver is appointed with authority to take possession of the Premises (or any portion thereof), which attachment, execution or receiver is not removed within thirty (30) days of filing or appointment of a receiver; (v)  Tenant shall be liquidated or dissolved; (vi) Tenant shall violate Section 23 hereof; (vii) the estate or interest of Tenant in the Premises or any part thereof shall be levied upon or attached in any proceeding relating to more than One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000.00), and the same shall not be vacated, discharged or stayed pending appeal (or bonded or otherwise similarly secured payment) within the earlier of sixty (60) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord or any earlier period provided by Law for obtaining any stay pending appeal or to prevent foreclosure or sale; provided, however, that such notice shall be in lieu of and not in addition to any notice required under Law; (viii) Tenant fails to maintain any insurance required by this Lease; and (ix) failure by Tenant to perform any other covenant, agreement or undertaking of the Tenant contained in this Lease if the failure to perform is not cured within thirty (30) days after Tenant’s receipt of Landlord’s written notice thereof; provided, however, if the breach cannot reasonably be cured within thirty (30) days, the same shall not result in an Event of Default if Tenant commences to cure the breach within thirty (30) days of receipt of Landlord’s written notice and diligently and in good faith continues to prosecute the cure of said breach to completion provided such breach is cured within two hundred forty (240) days after Tenant’s receipt of Landlord’s written notice thereof.

Remedies of Landlord.

From and after the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies as well as any other remedy available at Law or in equity for such Event of Default:  (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; (ii) using lawful means, enter upon and take possession of the Premises without terminating this Lease and without being liable for prosecution or claim for damages, and relet, upon reasonable terms, all or a portion of the Premises (if Landlord elects to enter and relet the Premises, Landlord may at any time thereafter elect to terminate this Lease); (iii) sue periodically to recover damages during the period corresponding to the portion of the Term for which suit is instituted, and if Landlord elects to sue and is successful in such suit, Landlord shall be entitled to recover all costs and expenses of such suit, including reasonable attorneys’ fees, together with interest at the Default Rate; (iv) re-enter the Premises or any portion thereof and attempt to cure any default of Tenant, or make any such payment or perform such act for the account of and at the expense of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default, together with interest at the Default Rate accruing from the date such costs and expenses were incurred, and Tenant agrees that no such entry or action by Landlord shall constitute an actual or constructive eviction or repossession, without Landlord’s express intention to do so as expressed in writing, and no such entry shall be deemed an eviction of Tenant; (v) to the extent permitted by Law, accelerate and recover from Tenant all Rent and other monetary sums scheduled to become due and owing under this Lease after the date of such breach for the entire Term and any Renewal Term that has been exercised but subject to the limitation set forth in Section 25(b) below; and (vi) enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy.  Tenant shall reimburse Landlord for any out-of-pocket expenses which Landlord actually incurs in complying with the terms of this Lease on behalf of Tenant, together with interest at the Default Rate.

If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional Rent payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys’ fees, incurred by Landlord in the enforcement of its rights and remedies hereunder, together with interest at the Default Rate.  In addition, to the fullest extent permitted by Law, in the event of a monetary Event of Default (which shall include any default that could be cured by the payment of a liquidated sum) or material non-monetary Event of Default, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty the lesser of (i) the sum of (1) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated for the remainder of the Term or Renewal Term, as applicable, during which such termination occurred, such present value to be computed in each case on the basis of the rate of U.S. Treasury Bills with the closest maturity date correlating with the amount of time left in the Term had this Lease not been terminated, and (2) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent, and interest at the Default Rate or (ii) the greatest amount permitted by Law.

Notwithstanding anything to the contrary herein contained, Landlord shall use commercially reasonable efforts to mitigate its damages following an Event of Default by Tenant, however Landlord’s mitigation obligation shall be satisfied in full if Landlord undertakes to lease the Premises (the “Repossessed Premises”) to another tenant (a “Substitute Tenant”) in accordance with the following criteria:  (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for such Repossessed Premises until Landlord obtains full and complete possession of such Repossessed Premises including, without limitation, the final and unappealable legal right to relet such Repossessed Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show such Repossessed Premises, on a priority basis, or offer such Repossessed Premises to a prospective tenant when other premises in the applicable Building or any other building in the vicinity of the Premises owned by Landlord suitable for that prospective tenant’s use are (or will be) available; (3) Landlord shall not be obligated to lease such Repossessed Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in Comparable Buildings for such Repossessed Premises, nor shall Landlord be obligated to enter into a new lease under other terms and conditions which are not reasonably acceptable to Landlord; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would: (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the applicable Building; or (ii) materially and adversely affect the reputation of the applicable Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate such Repossessed Premises in a manner consistent with Comparable Buildings and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.  No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its rights under Section 25(a) and Section 25(b).

Pursuit of any of the above stated remedies by Landlord after an Event of Default by Tenant shall not preclude pursuit of any other remedy provided in this Lease or at Law or in equity to the fullest extent permitted by Law, nor shall pursuit of any remedy constitute forfeiture or waiver of any remedy of Landlord or payment due to Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of any other violation or default.  Once an Event of Default occurs, Landlord shall not be obligated to accept any cure of such Event of Default, and such Event of Default shall continue unless and until Landlord states in writing, in its sole and absolute discretion, that no Event of Default exists under this Lease.  The subsequent acceptance of Rent hereunder by Landlord after an Event of Default shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No waiver by Landlord of any breach hereof shall be effective unless such waiver is in writing and signed by Landlord.

Notwithstanding any provision hereof to the contrary but without limiting the provisions set forth in Section 30 of this Lease, in the event Landlord exercises any right or remedy to terminate this Lease or terminate Tenant’s right to possess and occupy the Premises, Landlord shall not take any affirmative action to evict Tenant until the earlier of (i) one hundred twenty (120) days following the date of Landlord’s notice to Tenant electing to exercise its right to terminate this Lease or terminate Tenant’s right to possess and occupy the Premises and (ii) the date Tenant has complied with the requirements of Law relating to the closing of banking operations at the Premises, provided that, for the avoidance of doubt, the foregoing shall not reduce any damages for which Tenant is liable to Landlord or otherwise limit Landlord’s rights and remedies hereunder.

This Article 25 shall be enforceable to the maximum extent such enforcement is not prohibited by Law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

Subordination/Attornment.

Landlord Mortgage. Landlord may mortgage its fee interest in the Premises or any portion thereof, at any time, and from time to time, in accordance with the terms hereof.  Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree that this Lease shall be subordinate to any Landlord Mortgage and the rights of any Landlord Mortgagee; provided, however, (i) in the event of a foreclosure under any such Landlord Mortgage, or conveyance or assignment in lieu of foreclosure or by deed in lieu of foreclosure, such Landlord Mortgagee and its successors and assigns shall not disturb the occupancy or other rights of Tenant under the terms of this Lease so long as no Event of Default exists hereunder and (ii) except as expressly set forth herein, Tenant shall not have any obligations under any Landlord Mortgage.  The foregoing shall be self-operative and not require any additional documentation, provided, however, if requested by Landlord, Tenant shall, promptly and in no event later than twenty (20) days after a request from Landlord, enter into a customary subordination, non-disturbance and attornment agreement which is reasonably acceptable to Tenant (“SNDA”) with Landlord and Landlord Mortgagee to effectuate the subordination, non-disturbance and attornment rights contemplated by this Section 26(a).

For the purposes of this Lease, the following definitions shall apply:

“Landlord Mortgage” shall mean any financing obtained by Landlord, as evidenced by any mortgage, deed of trust, assignment of leases and rents, financing statement or other instruments, and secured by the interest of Landlord in the Premises or any portion thereof, including any extensions, modifications, amendments, replacements, supplements, renewals, refinancings and consolidations thereof.

“Landlord Mortgagee” shall mean the mortgagee (and its successors and assigns) under any Landlord Mortgage.

Estoppel Certificate.

At any time, and from time to time, Tenant shall, promptly and in no event later than fifteen (15) days after a request from Landlord, execute, acknowledge and deliver to Landlord a certificate in the form attached hereto as Exhibit D or such other reasonable form as may be supplied by Landlord certifying:  (i) that Tenant has accepted the Premises; (ii) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications); (iii) the commencement and expiration dates of the Term, including the terms of any extension options of Tenant; (iv) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (v) whether, to Tenant’s actual knowledge, there are then any existing defaults by Landlord in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (vi) that Tenant is not in default under this Lease beyond any grace or cure periods, except as to defaults specified in the certificate; (vii) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Tenant; (viii) that Landlord has no actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Premises; and (ix) any other information reasonably requested by Landlord relating to the Premises or the Lease.

At any time, and from time to time, Tenant shall, at Landlord’s request and expense, use commercially reasonable efforts to obtain estoppel certificates, in a form requested by Landlord or any Landlord Mortgagee, from any applicable counterparties under any applicable declarations, covenants, conditions and restrictions, reciprocal easement agreements or other encumbrances.

At any time, and from time to time, Landlord shall, promptly and in no event later than fifteen (15) days after a request from Tenant, execute, acknowledge and deliver to Tenant a certificate in the form attached hereto as Exhibit F or such other reasonable form as may be supplied by Tenant certifying:  (i) that this Lease is in full force and effect and has not been modified (or if modified, setting forth all modifications); (ii) the commencement and expiration dates of the Term, including the terms of any extension options of Tenant; (iii) the date to which the rentals have been paid under this Lease and the amount thereof then payable; (iv) whether, to Landlord’s actual knowledge, there are then any existing defaults by Tenant in the performance of its obligations under this Lease, and, if there are any such defaults, specifying the nature and extent thereof; (v) that Landlord is not in default under this Lease beyond any grace or cure periods, except as to defaults specified in the certificate; (vi) the capacity of the person executing such certificate, and that such person is duly authorized to execute the same on behalf of Landlord; (vii) that Landlord has no actual involvement in the management or control of decision making related to the operational aspects or the day-to-day operations of the Premises; and (ix) any other information reasonably requested by Tenant relating to the Premises or the Lease.

Hazardous Materials.

Notwithstanding anything contained herein to the contrary:

Tenant covenants and agrees that it shall not cause, conduct, authorize, or knowingly allow (i) the presence, generation, transportation, storage, treatment, or usage at the Premises, or any portion thereof, of any Hazardous Material in violation of or as would give rise to liability under Environmental Laws; (ii) a Release or threat of Release of any Hazardous Material on, under, about or in the Premises; or (iii) any violation of or liability under any Environmental Law at or with respect to the Premises or activities conducted thereon.  For avoidance of doubt, nothing in this Section 28(a) shall prohibit Tenant from using at the Premises (I) cleaning materials, pesticides, and other common household and office products, and/or (II) materials in connection with any fuel tanks, generators or the like on the Premises, solely to the extent, with respect to each of the preceding clauses (I) and (II), that any such use thereof is in compliance with Environmental Laws.

Tenant shall, at its own cost, comply and ensure that the Premises and all operations and activities conducted at the Premises comply with all Environmental Laws and the terms of this Lease with respect to Hazardous Materials.  Tenant shall, at its own cost, obtain all Permits required under Environmental Laws for the operations and activities conducted at the Premises.

If warranted based on an environmental report relating to the Premises (or any portion thereof), at Landlord’s reasonable request, Tenant shall, at Tenant’s sole cost and expense, establish and implement an operations and maintenance plan (“O&M Plan”) prepared by an environmental consulting firm reasonably approved by Landlord, to ensure continued compliance with Environmental Laws and the proper management of asbestos-containing building materials (“ACM”) and other Hazardous Materials at the Premises.

Landlord and Landlord’s Representatives, including such environmental consultants as Landlord may designate, shall have the right and upon reasonable prior notice, and subject to Section 15 hereof, to enter the Premises and/or conduct appropriate tests and non-invasive investigations, such as a Phase I site assessment for the purpose of ascertaining that Tenant complies with all applicable Environmental Laws that relate in any way to the Premises.  If such Phase I site assessment concludes a “Recognized Environmental Condition” (as that term is defined in ASTM E-1527-21 “Standard Practice for Environmental Assessments”) exists or otherwise identifies findings indicative of confirmed or potential contamination or a Release, on, at or under the Premises or that a material risk to human health or the environment exists at the Premises, then Landlord, may conduct invasive tests or investigation, such as a Phase II Environmental Site Assessment to investigate as applicable.

If the presence, Release, threat of Release, presence or placement on, in or around the Premises, or the generation, transportation, storage, use, treatment, or disposal at or around the Premises of any Hazardous Material by Tenant, Tenant’s Representatives, or by any third party other than Landlord or Landlord’s Representatives: (i) gives rise to any liability or obligation to the owner or operator of the Premises (including, but not limited to, any investigatory, remedial, removal, reporting, or other response action) under any Environmental Law, (ii) causes or threatens to cause any adverse effect on public health or occupational safety and health, (iii) pollutes or threatens to pollute the environment, or endanger human health, or (iv) otherwise violates Environmental Law, Tenant shall promptly take any and all remedial and removal actions to the extent required by Environmental Laws or otherwise necessary to clean up the Premises to comply with all environmental standards applicable to the Premises using the least restrictive cleanup standards permissible under Environmental Laws, which may include the establishment or implementation of institutional controls and/or engineering controls given its use at the time of the remediation and mitigate exposure to liability arising from the Hazardous Material.

Tenant shall promptly notify Landlord upon Tenant becoming aware of:  (i) any actual or alleged violations of Environmental Laws relating to the Premises, (ii) any enforcement action, investigation, cleanup, notice of violation, or other regulatory action taken or threatened against Tenant or otherwise related to the Premises by any governmental authority under Environmental Laws or relating to any Hazardous Materials in connection with the Premises, (iii) any demands or claims made or threatened by any governmental authority or other person against Tenant or Landlord or otherwise relating to any actual or alleged violation of or liability under Environmental Laws or relating to any loss or injury resulting from any Hazardous Material or based on Environmental Laws, (iv) any Release of Hazardous Materials in violation of Environmental Laws, unlawful discharge, or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises or any other location that may affect the Premises, and (v) except in connection with routine operational matters conducted in compliance with Environmental Laws, any matters where Tenant is required by Environmental Law to give a notice to any governmental authority respecting any Hazardous Materials in, at, on, under or about the Premises, and Tenant shall thereafter keep Landlord reasonably apprised with respect to the status and Tenant’s actions to resolve such matters, and shall furnish Landlord with copies of all reports, site assessments, material communications with third parties, and such other documents and information as Landlord may reasonably request with respect thereto.  At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Material then actually known by Tenant to be used, stored, or maintained in, on or upon the Premises.  In such case, Tenant shall if requested by Landlord provide Landlord with information with respect to the use and approximate quantity of each such material, a copy of any Safety Data Sheet issued by the manufacturer therefor, written information concerning the removal, transportation, and disposal of the same, and such other information as the Landlord may reasonably require or as may be required by Environmental Laws.

Tenant shall indemnify, defend and hold Landlord and the Landlord Indemnified Parties harmless, without limitation to and in the manner specified in

Section 21, from and against any and all Losses (including without limitation all investigation, monitoring, remediation and corrective action costs, fines and penalties, and reasonable attorney’s, consultant’s and contractor’s fees but, except as applicable to any such damages asserted by or payable to any third party against Landlord, expressly excluding special, consequential and punitive damages, diminution in value and loss of rent) incurred by Landlord and resulting or arising from (i) the breach by Tenant of its covenants and agreements set forth in this Section 28, (ii) the presence, Release, placement on, in or around the Premises, or the generation, transportation, storage, use, treatment or disposal at or around the Premises of any Hazardous Materials before or during the Term and any Renewal Term, as applicable, by Tenant or any Tenant’s Representatives, or by  any third party other than Landlord or Landlord’s Representatives, (iii) any violation of or obligation under Environmental Law before or during the Term and any Renewal Term, as applicable, by Tenant or any Tenant’s Representatives, or by  any third party other than Landlord or Landlord’s Representatives, and (iv) claims by governmental authorities or other third parties associated with Hazardous Materials or violations of or obligations under Environmental Laws by Tenant or any Tenant’s Representatives, or by any third party other than Landlord or Landlord’s Representatives, or Hazardous Materials present at, on, under or about the Premises before or during the Term and any Renewal Term by Tenant or any Tenant’s Representatives, as applicable, including, without limitation those that were discovered during the Term and any Renewal Term, as applicable, which were caused prior to the Term by Tenant or its agents, representatives, employees, contractors, subcontractors, licensees or invitees, or any third party other than Landlord or Landlord’s Representatives.  The foregoing indemnity obligations shall survive the expiration or earlier termination of this Lease.  Notwithstanding the foregoing, Tenant shall have no obligation to defend, indemnify or hold Landlord or any Landlord Indemnified Party harmless for Losses arising from (i) any gross negligence or willful misconduct of Landlord or any Landlord Indemnified Party, (ii) breach of this Lease by Landlord or any Landlord Indemnified Party, (iii) failure by Landlord or Landlord Indemnified Parties to comply with applicable Environmental Laws, (iv) the Release or placement of any Hazardous Materials on, in or around the Premises in violation of Environmental Law by Landlord or any Landlord Indemnified Party or (v) any Hazardous Materials that are first Released or placed on the Premises after Tenant vacates the Premises and this Lease is terminated with respect to the Premises.

Without limitation to the foregoing, Tenant shall, at its sole cost and expense, comply with all Environmental Laws relating to the operation and use of all aboveground and underground storage tanks (“Tanks”) at any time located at the Premises, such compliance to include without limitation ensuring that all Tanks are equipped with leak detection systems and otherwise meet all applicable construction standards and technical requirements, are subject to regular inspections and tightness tests to confirm Tank integrity to the extent required by applicable Environmental Laws, and are covered by pollution insurance policies or other financial assurance mechanisms to the extent required under Environmental Laws.  Tenant shall upon request provide Landlord copies of inspection reports, insurance policies, and other documentation reasonably necessary to confirm the compliance status of such Tanks.  In the event of any spills, releases or evidence of leakage from or associated with the use of the Tanks, Tenant shall report the same to the appropriate regulatory agency to the extent required by applicable Environmental Laws and shall conduct testing of environmental media to confirm the nature and extent of contamination, complete all remedial and corrective actions required under Environmental Laws with respect to such spill, release or leakage, and upon completion of work provide Landlord a copy of a No Further Action letter or the equivalent determination from the applicable regulatory agency (“NFA”) with respect to the remedial work stating that no further active remediation is required, which may, with Landlords prior written consent, be subject to ongoing monitoring and/or the placement or establishment of institutional and/or engineering controls as required to cleanup to applicable commercial standards.

Upon the expiration or earlier termination of the Lease, at Landlord’s request, which shall be provided at least 90 days prior to expiration of the Lease, Tenant, at its sole expense, shall remove from the Premises all Tanks in accordance with all Environmental Laws and applicable commercial guidelines, perform post-removal testing of soil and groundwater to confirm the presence or absence of contamination associated with such Tanks to the extent required under applicable Environmental Laws, and to the extent that such removal involves any excavation or remedial work at the Premises, Tenant shall perform such remediation and restore the Premises to the same grade level as immediately prior to excavation using clean fill soil, and Tenant shall obtain and provide Landlord a copy of a NFA with respect to the Tank removal and remedial work, as applicable.

Notwithstanding anything to the contrary in this Lease, an Event of Default shall not be deemed to have occurred as a result of the failure of Tenant to satisfy any one or more of the covenants set forth in Sections 28(a)-(i) provided that Tenant is diligently addressing and remediating any Release (including, as applicable, diligently pursuing any responsible or potentially responsible third party actors) in compliance with Environmental Laws and to the extent applicable, in compliance with the requirements or orders of any governmental authority.

Press Releases.

Except for any announcement intended solely for internal distribution by Landlord or Tenant or any disclosure required by legal, accounting or regulatory requirements, all media releases or public announcements (including, but not limited to, promotional or marketing material) by Landlord or Tenant or either party’s employees or agents relating to this Lease or its subject matter, or including the name, trade name, trade mark, or symbol of Tenant or an Affiliate of Tenant, or Landlord or an Affiliate of Landlord, shall be coordinated with and approved in writing by the other party prior to the release thereof; provided, that subject to Section 51 of this Lease nothing herein is intended to require Tenant’s consent to the identification of Tenant or the particulars of this Lease in connection with any marketing of the Premises or any portion thereof by Landlord.

Holding Over.

Except as set forth below, if Tenant continues to occupy the Premises or any portion thereof after the expiration or other termination of this Lease or the termination of Tenant’s right of possession with respect to the Premises, such occupancy shall be that of a tenancy at sufferance.  Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease (other than provisions relating to length of the Term) and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to (i) one hundred percent (100%) of the additional Rent due under this Lease for, and allocable to, the holdover period, and (ii) (A) for the first thirty (30) days of the holdover period, one hundred twenty five percent (125%) of the monthly Base Rent due in the month immediately prior to the expiration or earlier termination of the Term, and (B) after first thirty (30) days of the holdover period, one hundred fifty percent (150%) of the monthly Base Rent due in the month immediately prior to the expiration or earlier termination of the Term.  Except as set forth below, no holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Term shall be construed to extend the Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise.  In the event that Tenant continues to occupy the Premises or any portion thereof after the expiration or termination of this Lease, such occupancy shall be that of a tenancy at sufferance and Tenant shall be liable to Landlord for all direct and consequential damages which Landlord may suffer after such initial thirty (30)-day holdover period by reason of any holding over by Tenant.

Financial Reporting.

Tenant shall deliver to Landlord, (i) within ninety (90) days after the end of each fiscal year of Tenant, audited financial statements of the Tenant for such fiscal year, and (ii) within forty-five days after the end of each fiscal quarter of Tenant, complete unaudited financial statements of the Tenant (collectively, the “Financial Information”).  Notwithstanding the foregoing, to the extent that the Financial Information otherwise required to be provided by Tenant to Landlord in accordance with this Section 31 is filed with the Federal Financial Institutions Examination Council in Tenant’s quarterly call reports and is publicly available, Tenant shall not be required to deliver such Financial Information to Landlord.

Quiet Enjoyment.

So long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, except in connection with Landlord’s exercise of its rights and remedies under this Lease, Landlord shall not take any action to disturb Tenant’s quiet enjoyment of the Premises (subject, however, to the exceptions, reservations and conditions of this Lease).  Tenant hereby waives any right or defense (including, without limitation, any offset, abatement or termination right) it may have at law or in equity relating to Tenant’s quiet enjoyment of the Premises, except for its right to file a suit against Landlord for monetary damages, injunctive relief or specific performance.

Notices.

Any notice, demand, request, or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three (3) business days after mailing; (c) if by Federal Express or other nationally recognized overnight courier service, the next business day after delivered to such courier service for delivery on the next business day; or (d) if by e-mail transmission, on the day of transmission so long as (i) the e-mail is sent prior to 5:00 P.M. Central time on a business day (and if sent later on such business day or on a non-business day, such e-mail shall be deemed sent on the next business day), and (ii) a copy is sent on the same day (or prior thereto) by Federal Express or other nationally recognized overnight courier service for delivery on the next business day, to the addresses set forth in Section 2 hereof, or at such other address as the party to be served with notice has furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice. Attorneys for either party hereto may provide notice of behalf of such party, provided that all other requirements of this Section 33 are satisfied.

Personal Liability.

Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that (i) there shall be absolutely no personal liability on the part of the direct and indirect members, partners, shareholders, officers, directors, employees and agents of Landlord and its successors or assigns, to Tenant with respect to any of the terms, covenants and conditions of this Lease, (ii) Tenant waives all claims, demands and causes of action against the direct and indirect members, partners, shareholders, officers, directors, employees and agents of Landlord and its successors or assigns in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, and (iii) Tenant shall look solely to Landlord’s interest in the Premises for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, or any other matter in connection with this Lease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever.  No breach by Landlord of any provision of this Lease shall give rise to a right of Tenant to terminate this Lease, it being understood and agreed that Tenant’s sole remedy for any such breach shall be a claim for actual damages (if any). Furthermore, except as otherwise expressly set forth herein, Tenant and Landlord each hereby knowingly, voluntarily and intentionally waives any right it may have to seek punitive, consequential, special and indirect damages from the other party and any of such party’s direct and indirect members, partners, shareholders, officers, directors, employees and agents and its successors or assigns with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto. The waiver by Tenant and Landlord of any right it may have to seek punitive, consequential, special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.

Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Tenant, that (i) there shall be absolutely no personal liability on the part of the direct and indirect members, partners, shareholders, officers, directors, employees and agents of Tenant and its successors or assigns, to Landlord with respect to any of the terms, covenants and conditions of this Lease, (ii) Landlord waives all claims, demands and causes of action against the direct and indirect members, partners, shareholders, officers, directors, employees and agents of Tenant and its successors or assigns in the event of any breach by Tenant of any of the terms, covenants and conditions of this Lease to be performed by Tenant.  Furthermore, except as expressly provided in Section 30 or with respect to any indemnifiable Losses pursuant to Section 21 arising from or related to any third-party claim, Landlord hereby knowingly, voluntarily and intentionally waives any right it may have to seek punitive, consequential, special and indirect damages from Tenant and any of such Tenant’s direct and indirect members, partners, shareholders, officers, directors, employees and agents of Tenant and its successors or assigns with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto. The waiver by Landlord of any right it may have to seek punitive, consequential, special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.

Entire Agreement.

This Lease represents the entire agreement and understanding between Landlord and Tenant with respect to the subject matter herein, and there are no representations, understandings, stipulations, agreements or promises not incorporated in writing herein.

Amendments.

No amendments or modifications of this Lease shall be effective unless such amendment or modification is in writing and executed and delivered by and between Tenant and Landlord, nor shall any custom, practice or course of dealing between the parties be construed to waive the right to require specific performance by the other party in compliance with this Lease.

Legal Interpretation.

Each of Landlord and Tenant hereby agree that this Lease shall be governed by and construed according to the Laws of the State in which the Premises is located (the “State”), and the obligations arising hereunder.  To the fullest extent permitted by law, Tenant and Landlord hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Lease.  Words of any gender shall be construed to include any other gender, and words in the singular number shall be construed to include the plural, unless the context otherwise requires.  The headings of the sections have been inserted for convenience only and are not to be considered in any way in the construction or interpretation of this Lease.  Except as otherwise herein expressly provided, the terms of this Lease shall apply to, inure to the benefit of, and be binding upon, the parties and their respective assigns, successors and legal representatives.  Any legal suit, action or proceeding against Tenant arising out of or relating to this Lease shall exclusively be instituted in any federal court in the State or State court sitting in county in which the Premises are located, and Landlord and Tenant each waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such federal district or county and state, and Landlord and Tenant each hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. In this Lease, the words “include”, “includes” or “including” mean “include without limitation”, “includes without limitation” and “including without limitation”, respectively, and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.  As used herein, a “business day” shall mean each day of the week other than (a) a Saturday, Sunday, or (b) holidays on which national banking associations are authorized to be closed.

Option to Renew.

Tenant shall have the right, at its election made in its sole discretion, to extend the Term (the “Renewal Option”) for the additional periods set forth in Section 1(e) (each, a “Renewal Term”), provided that each of the following occurs:

Landlord receives irrevocable written notice of exercise of the Renewal Option (the “Renewal Notice”), not less than fifteen (15) full months but not greater than eighteen (18) full months prior to the expiration of the then existing Term (or Renewal Term, as case may be); and

There is no uncured Event of Default beyond any applicable notice and cure period at the time that Tenant delivers the Renewal Notice or at the time Tenant delivers its Renewal Notice.

The Renewal Term shall be upon the same terms and conditions as in this Lease except Base Rent for the first year of the applicable Renewal Term shall be equal to the greater of (i) one hundred two percent (102%) of the Base Rent for the immediately preceding lease year, and (ii) the then Market Rate for the Premises.  The Base Rent shall increase by two percent (2%) annually during each Renewal Term.  “Market Rate” for the Premises shall mean the Base Rent rate (including escalations) that the Premises would be expected to be leased for, for a term commencing on the applicable commencement date and ending on the applicable expiration date, in its then-existing condition, in an arms-length transaction between a willing landlord and tenant in the commercial space market existing in the vicinity of the Premises at the time such rate is established.  Such determination shall include consideration of (i) the size and location of the Premises, and the quality of, condition of, and the nature of the improvements in, the Building, including without limitation, the necessity to remove such improvements, but shall exclude the value of improvements installed by Tenant in the Premises that are to be removed by Tenant at the expiration of the Term; (ii) other Comparable Buildings to the Building; (iii) other comparable leasing transactions in comparable locations in the vicinity of the Premises for new leases (with appropriate adjustments for different size premises and different length terms), and the rents and concessions, allowances and commissions granted along with the other terms of such transactions; and (iv)  the financial condition of Tenant, provided, however, that in no event shall the Market Rate be less than the rate of Base Rent in effect at the expiration of the then current Term (or Renewal Term, as case may be).

Within forty-five (45) days after receipt of the Renewal Notice, Landlord shall advise Tenant of Landlord’s determination of the Market Rate for the applicable Renewal Term.  Tenant, within twenty (20) days after the date on which Landlord advises Tenant of the applicable Market Rate for the Renewal Term, shall either (i) give Landlord final binding written notice (the “Binding Notice”) of Tenant’s exercise of the Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”).  If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such twenty (20) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect.  If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon completion of the process set forth in these Sections 38(b) and 38(c) subject to such Binding Notice upon the terms and conditions set forth herein.  If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall reasonably cooperate to agree upon the Market Rate.  Upon agreement, Tenant shall provide Landlord with a Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment upon completion of the process set forth in these Sections 38(b) and 38(c) in accordance with the terms and conditions hereof.  Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Market Rate within thirty (30) days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within ten (10) days after the expiration of such thirty (30) day period, shall have the right to have the Market Rate determined in accordance with the arbitration procedures described in Section 38(d) below.  If Landlord and Tenant are unable to agree upon the Market Rate within the thirty (30) day period described and Tenant fails to timely exercise its right to arbitrate, the Renewal Option shall be deemed to be null and void and of no further force and effect.

If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Market Rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”) and shall each select an appraiser (hereinafter, an “appraiser”) to determine which of the two Estimates most closely reflects the Market Rate during the Renewal Term.  Each appraiser so selected shall be a member of the Appraisal Institute and have not less than ten (10) years’ experience in the field of commercial real estate appraisal and/or brokerage and shall be experienced in the vicinity of the Premises subject to such Arbitration Notice.  Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Market Rate.  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate during the Renewal Term.  If either Landlord or Tenant fails to appoint an appraiser within the ten (10) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Market Rate within thirty (30) days after their appointment, then, within ten (10) days after the expiration of such thirty (30) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria, the cost of which shall be borne equally by Landlord and Tenant.  Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Market Rate for the Premises, or the arbitrator may determine a Market Rate which is not equal to either Estimate, provided, however, that the arbitrator’s Market Rate may not be higher than the higher of the Estimates nor lower than the lower of the Estimates.  The determination by such third appraiser shall be binding on both Landlord and Tenant.

If Tenant is entitled to and properly exercises its Renewal Option, upon completion of the process of determination of Market Rent set forth in Sections 38(b) and 38(c), Landlord and Tenant shall execute an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, the Term, the Expiration Date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.  During any validly exercised Renewal Term, references to the Term in this Lease shall mean and refer to the Term as extended by the Renewal Term.

Authority to Enter into Lease.

Each of Tenant and Landlord represents and warrants (a) that the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership, as the case may be, and (b) that this Lease is binding on the corporation, limited liability company or partnership, as the case may be, in accordance with its terms.

Parties Bound.

The preparation and submission of a draft of this Lease by either party to the other party shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of this Lease, until both parties have fully executed a final document.  Until such time as described in the previous sentence, either party is free to terminate negotiations without penalty or any further obligation to the other party.

Counterparts; Electronic Signatures.

This Lease may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures to this Lease, any amendment hereof and any notice given hereunder, delivered electronically via .pdf, .jpeg, .TIF, .TIFF or similar electronic format shall be deemed an original signature and fully effective as such for all purposes.  Each party agrees to deliver promptly an executed original of this Lease (and any amendment hereto) with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Lease (or any amendment hereto), it being expressly agreed that each party to this Lease shall be bound by its own electronically transmitted signature and shall accept the electronically transmitted signature of the other party to this Lease.

Severability.

If any term or other provision of this Lease is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Lease will nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Lease so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Waiver of Jury Trial.

LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS AND/OR ASSIGNS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF

THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

Memorandum of Lease. This Lease shall not be recorded, either independently or as an exhibit, schedule, annex, or addendum to any other document.  However, at Tenant’s or Landlord’s election, a Memorandum of Lease in the form annexed hereto as Exhibit E, shall be executed, acknowledged and delivered for recording in the county in which the Premises is located by both parties with the costs of recording the Memorandum of Lease to be borne by Tenant.  Tenant shall execute, acknowledge and deliver to Landlord a release of the Memorandum of Lease in recordable form within five (5) days following the expiration or earlier termination of this Lease in accordance with its terms.  If Tenant fails to so execute, acknowledge and deliver the release within such five (5) day period, Landlord shall hereby be deemed to be Tenant’s attorney-in-fact for the sole purpose of executing and recording the release on behalf of Tenant. Tenant shall pay any and all recording and other costs, fees and taxes in connection with the execution and recordation of the Memorandum of Lease.

Brokers.  Tenant warrants that it has had no dealings with any broker or agent representing Tenant which is entitled to a commission in connection with this Lease. Tenant covenants and agrees to pay, hold harmless and indemnify Landlord for any compensation, commissions and charges claimed by any broker or agent representing Tenant with respect to this Lease. Landlord warrants that it has had no dealings with any broker or agent representing Landlord which is entitled to a commission in connection with this Lease.  Landlord covenants and agrees to pay, hold harmless and indemnify Tenant for any compensation, commissions and charges claimed by any broker or agent representing Landlord with respect to this Lease. Time is of the Essence.  Time is of the essence with respect to all agreements and obligations of the parties contained in this Lease.  No Third Party Beneficiary. This Lease is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity other than Landlord and Tenant (including, without limitation, any licensee or sublessee at the Property) as a “third party” beneficiary. INTENTIONALLY DELETED.

REIT Protection. The parties hereto intend that Rent and other amounts paid by Tenant hereunder will qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto and this Lease shall be interpreted consistent with this intent. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not, without Landlord’s advance written consent (which consent shall not be unreasonably withheld) (i) sublet, assign or enter into a management arrangement for the Premises to any person or entity (other than a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code) of BOREC) in which Landlord or BOREC owns an interest, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d)(5) of the Code); or (ii) sublet, assign or enter into a management arrangement for the Premises in any other manner, in each case for purposes of clauses (i) and (ii), which could reasonably be expected to cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto, or which could cause any other income of Landlord to fail to qualify as income described in Section 856(c)(2) of the Code.  The requirements of this Section 49(a) shall likewise apply to any further subleasing by any subtenant.

Anything contained in this Lease to the contrary notwithstanding, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another person (including without limitation, a “taxable REIT subsidiary” (within the meaning of Section 856(l) of the Code)) in order to maintain Landlord’s status as a “real estate investment trust” (within the meaning of Section 856(a) of the Code); provided, however, Landlord shall be required to (i) comply with any applicable legal requirements related to such transfer and (ii) give Tenant notice of any such assignment; and provided, further, that any such assignment shall be subject to all of the rights of Tenant hereunder.

Anything contained in this Lease to the contrary notwithstanding, upon request of Landlord, Tenant shall reasonably cooperate with Landlord in good faith and at no cost or expense to Tenant, and provide such documentation and/or information as may be in Tenant’s possession or under Tenant’s control and otherwise readily available to Tenant as shall be reasonably requested by Landlord in connection with verification of BOREC’s “real estate investment trust” (within the meaning of Section 856(a) of the Code) compliance requirements. Anything contained in this Lease to the contrary notwithstanding, Tenant shall take such reasonable action as may be requested by Landlord from time to time in order to ensure compliance with the Internal Revenue Service requirement that Rent allocable for purposes of Section 856 of the Code to personal property, if any, at the beginning and end of a calendar year does not exceed fifteen percent (15%) of the total Rent due hereunder as long as such compliance does not (i) increase Tenant’s monetary obligations under this Lease or (ii) materially and adversely increase Tenant’s nonmonetary obligations under this Lease or (iii) materially diminish Tenant’s rights under this Lease or (iv) result in the imposition of any additional material obligation upon Tenant under any Laws.

Tenant acknowledges that Landlord’s direct or indirect parent intends to qualify as a “real estate investment trust” (within the meaning of Section 856(a) of the Code).  Tenant agrees that it will not knowingly or intentionally take any action or permit any status or condition to exist at the Premises which Tenant actually knows (acting in good faith) would or could reasonably be expected to result in the Rent payable under this Lease not qualifying as “rents from real property” within the meaning of Section 856(d) of the Code.

Landlord and Tenant Reimbursement. Subject to any limitations set forth in this Lease, for purposes of this Lease, (a) “at no cost or expense to Landlord”, “at Tenant’s sole cost and expense” or similar phrases shall require Tenant to reimburse Landlord for all of Landlord’s reasonable costs and expenses (including, without limitation attorneys’ fees and/or other consultants’ fees) incurred in connection with any applicable action taken by or consent requested from Landlord, and (b) “at no cost or expense to Tenant”, “at Landlord’s sole cost and expense” or similar phrases shall require Landlord to pay for, or reimburse Tenant, as applicable, for all of Tenant’s reasonable costs and expenses (including, without limitation attorneys’ fees and/or other consultants’ fees) incurred in connection with any applicable action taken by or consent requested from Tenant.

Confidentiality; Public Offering Information.

The parties recognize and acknowledge that they may receive certain Confidential Information of the other party. Each party agrees that neither such party shall and such party shall direct its representatives acting on its behalf not to, during or within five (5) years after the term of the termination or expiration of this Lease, directly or indirectly use any Confidential Information of the other party or disclose Confidential Information of the other party to any person for any reason or purpose whatsoever, except as reasonably required in order to comply with the obligations and otherwise as permitted under the provisions of this Lease. Notwithstanding anything to the contrary contained herein, (a) Landlord shall be permitted to share Confidential Information with its advisors, accountants, counsel, employees, investors, potential investors, lenders and potential lenders, so long as Landlord informs such parties of the confidential nature of such Confidential Information and further, in connection with any securitization, syndication or participation of any Landlord Mortgage, Landlord’s Mortgagee may disclose such Confidential Information as is customary in connection with such securitization, syndication or participation so long as such Confidential Information is identified as being confidential, (b) Tenant shall be permitted to share Confidential Information of Landlord with its advisors, accountants, counsel, employees, investors, potential investors, lenders and potential lenders, so long as Tenant informs such parties of the confidential nature of such Confidential Information. Notwithstanding the foregoing, in the event that a party or any of its representatives is requested or becomes legally compelled (pursuant to any Law or legal, governmental, judicial, administrative or regulatory order, authority or process) to disclose any Confidential Information of the other party, it will, to the extent reasonably practicable and not prohibited by law, provide the party to whom such Confidential Information belongs prompt written notice of the existence, terms or circumstances of such event so that the party to whom such Confidential Information belongs may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 51(a). In the event that such protective order or other remedy is not obtained or the party to whom such Confidential Information belongs waives compliance with this Section 51(a), the party compelled to disclose such Confidential information will furnish only that portion of the Confidential Information or take only such action as, based upon the advice of its legal counsel, is legally required and will use commercially reasonable efforts to obtain reasonable assurance that confidential treatment will be accorded any

Confidential Information so furnished. The party compelled to disclose the Confidential Information shall cooperate with any action reasonably requested by the party to whom such Confidential Information belongs (at the sole cost and expense of the party to whom such Confidential Information belongs) to obtain a protective order or other reliable assurance that confidential treatment will be accorded to the Confidential Information.

Notwithstanding anything to the contrary in Section 51(a), Tenant specifically agrees that Landlord may include financial information and such information concerning the operation of the Premises (1) which is approved by Tenant in writing in its sole discretion, (2) which is publicly available, or (3) the inclusion of which is approved by Tenant in writing, which approval may not be unreasonably withheld, in offering memoranda or prospectuses or confidential information memoranda, or similar publications or marketing materials, rating agency presentations, investor presentations or disclosure documents in connection with syndications, private placements or public offerings of Landlord’s securities or loans or securities or loans of any direct or indirect parent entity of Landlord, and any other reporting requirements under applicable federal and state laws, including those of any successor to Landlord, provided that, with respect to matters permitted to be disclosed solely under this clause (3), the recipients thereof shall be obligated to maintain the confidentiality thereof pursuant to Section 51(a) or pursuant to confidentiality provisions substantially similar thereto and to comply with all federal, state and other securities laws applicable with respect to such information. Unless otherwise agreed by Tenant, Landlord shall not revise or change the wording of information previously publicly disclosed by Tenant and furnished to Landlord or any direct or indirect parent entity of Landlord pursuant to this Lease and Landlord’s Form 10-Q or Form 10-K (or supplemental report filed in connection therewith) shall not disclose the operational results of the Premises prior to Tenant’s parent’s, Tenant’s or its Affiliate’s public disclosure thereof so long as Tenant’s parent, Tenant or such Affiliate reports such information in a timely manner consistent with historical practices and SEC disclosure requirements. Tenant agrees to provide such other reasonable information and, if necessary, participation in road shows and other presentations at Landlord’s sole cost and expense, with respect to Tenant and its Premises to facilitate a public or private debt or equity offering or syndication by Landlord or any direct or indirect parent entity of Landlord or to satisfy Landlord’s SEC disclosure requirements or the disclosure requirements of any direct or indirect parent entity of Landlord. In this regard, Landlord shall provide to Tenant a copy of any information prepared by Landlord to be published, and Tenant shall have a reasonable period of time (not to exceed three (3) business days) after receipt of such information to notify Landlord of any corrections.

Customer Records. Landlord is not being given, nor is Landlord expected to have access to, any records or information about Tenant’s customers that is subject to the Gramm-Leach-Bliley

Act or any other applicable federal or state Law protecting the privacy of banking customers (“Customer Records”), and it is Tenant’s sole obligation to comply with any such Laws and to protect the confidentiality of its records and information relating to its customers. In the event that Landlord takes possession of any Customer Records due to a default or abandonment by Tenant, whether such Customer Records are in paper, electronic, or other format, Landlord’s sole obligation with respect to such records or information is to use commercially reasonable efforts to secure such Customer Records and to promptly notify Tenant, at the Tenant Notice Address, of the location of such Customer Records. Notwithstanding anything to the contrary contained in this Lease, Tenant shall be entitled to take possession of such Customer Records. In no event shall the Customer Records become the property of Landlord and, in the event that Landlord is unable to return the Customer Records to Tenant, Landlord shall continue to store and maintain the Customer Records, at Tenant’s sole cost and expense; provided, in no event shall Landlord access, read or use the Customer Records for any purpose. The obligations contained in this Section 52 shall survive the expiration or sooner termination of this Lease.

Landlord’s Default.

An “Event of Default by Landlord” under this Lease shall occur if Landlord has breached or failed to perform any covenant, agreement or undertaking of Landlord under this Lease and has not commenced to cure such breach or failure within thirty (30) days of receipt of written notice thereof from Tenant, and diligently and in good faith continued to cure the breach or failure until completion. If the breach or failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default if Landlord commences to cure the breach or failure within the thirty (30) day period and diligently and in good faith continues to prosecute the cure of said breach or failure to completion, provided such breach or failure is cured within one hundred and eighty (180) days after Landlord’s receipt of written notice thereof, subject to extension for reasons due to Force Majeure. Upon the occurrence of any Event of Default by Landlord, Tenant’s sole and exclusive remedy shall be a suit for monetary damages against Landlord. In no event shall Tenant have the right to terminate this Lease or offset or abate any sums due to Landlord hereunder as a result of a default by Landlord. No waiver by Tenant of any violation or breach of any of the terms, provisions and covenants herein contained by Landlord shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained herein.

Landlord Lien.

Landlord hereby waives, releases and relinquishes any and all claims, rights, interests, liens upon and rights of distraint, levy, attachment or recourse (whether arising by virtue of statute, common law or otherwise) against Personal Property and Tenant’s Personal Property. The foregoing waiver, release and relinquishment is self-operative and does not require any further instrument or document. Tenant may, without Landlord’s consent, finance Tenant’s Personal Property through equipment leases, conditional sales contracts, chattel mortgages, security agreements or otherwise.  If Tenant shall obtain any such financing, Landlord hereby agrees to execute and deliver to Tenant (or its designee), at Tenant’s sole cost and expense, commercially reasonable waivers of Landlord’s rights and liens as described herein in a form reasonably acceptable to Landlord, within fifteen (15) days after written request by Tenant. For the avoidance of doubt, no property of Tenant’s customers will be subject to a lien, distraint, levy, attachment or recourse from Landlord.

Locks And Security System.

Tenant shall be permitted to install, or use in substitution, combination, cipher or proximity locks or any other locking mechanism on interior and/or exterior doors at the Premises. Tenant shall also be permitted to install security systems at the Premises, including, but not limited to, pass card door lock systems, camera surveillance systems and other security systems (collectively, “Security Systems”), subject to compliance with the Law. Tenant shall be responsible for the cost of any installation, maintenance or removal of the Security Systems. All such Security Systems shall remain Tenant’s Personal Property and may, at Tenant’s election, be removed by Tenant at the Expiration Date or earlier termination of this Lease, and Tenant shall, at Tenant’s sole cost and expense, repair any damage caused by such installation, maintenance and removal.

Communications Equipment.

Tenant may operate and maintain existing telephone, computer and communication equipment and systems and install, operate and maintain, at Tenant’s sole cost and expense, additional telephone, computer and communications equipment and systems on any Building from time to time. Notwithstanding the foregoing, any such installations shall comply with Law. There will be no additional charge for the communication equipment currently located or to be located on the roof of the Buildings. Landlord hereby approves of any communication equipment currently located at the Premises and/or on any Building. Landlord shall not have the right to approve the installation of additional communication equipment at any Building, except to the extent required by Section 14. Tenant agrees to repair any damage arising out of the installation, operation or removal of such communications equipment, and Tenant shall be solely liable for any loss of warranty that may arise as a result of such installation, operation or removal. Subject to the provisions of this Section 56, Tenant shall also have the right to use the roof riser space of any Building.

Force Majeure.

Neither Landlord nor Tenant shall be deemed to be in default of this Lease if such default is due to epidemics, pandemics (other than delays that are reasonably foreseeable and avoidable from COVID-19), strikes, lock-outs, inability to procure materials, power failure, acts of God, earthquakes, floods, storms, wind, radiation, unanticipated and/or unavoidable governmental restrictions affecting the Premises that are not the result of any act or inaction on the part of the party responsible for performing an obligation hereunder, enemy action, civil commotion, fire, unavoidable casualty or condemnation (provided, however, that such party substantially complies with applicable Law and cooperated with the requirements of such governmental authority regarding approvals, permitting, registration, licensing, or similar legal requirements for the conduct of Tenant or Landlord’s business or the construction on or operation of all or any portion of the Premises) (“Force Majeure”); provided, that this provision shall not apply to failures by a party to comply with its respective monetary obligations, which shall include any obligation that can be satisfied by the payment of a liquidated sum.  Notwithstanding the foregoing, under no circumstances shall an event of Force Majeure entitle Tenant to terminate this Lease based on the common law doctrines of frustration of purpose, impossibility, or otherwise.

Signage.

Landlord hereby approves all signage of Tenant currently existing at the Premises. To the extent not already present, Tenant shall have the right, at Tenant’s sole cost and expense, to install and maintain additional signage on the Premises; provided, however, that all such installations shall be in compliance with applicable Law. Upon expiration or termination of this Lease, Tenant shall remove any signage then existing on the Premises, and Tenant shall be solely responsible for the repair of any damage caused by such removal. Tenant agrees to maintain, repair, and replace each and every sign it elects to erect or maintain on the Premises in as good a condition as it existed on the Commencement Date as to signs existing on the Commencement Date (or on the date that installation is completed as to any signs installed after the Commencement Date, as applicable), reasonable wear and tear excepted, and to repair any damage caused by the installation, maintenance or removal of any such sign. Notwithstanding the foregoing, Tenant shall not be required to repair holes in the Building or walls for electricity to the signage.

Attorneys’ Fees; Prevailing Party.

If either party commences any litigation, arbitration (if and to the extent permitted hereunder) or other action or proceeding in order to enforce the obligations of the other party under this Lease or by reason of the breach of this Lease by such other party, the prevailing party in such action shall be reimbursed for its reasonable attorneys’ fees, expenses and court costs from the non-prevailing party.  The “prevailing party” for purposes of this Lease shall be deemed to be that party who obtains substantially the result sought, whether by final dismissal, order or judgment.

Local Law Provisions.

[North Carolina.  If Tenant contemplates or undertakes any improvements to the real property for any of the Sites located in the State of North Carolina, the cost of which undertakings are $40,000 or more, either at the time that the original building permit is issued or, in cases in which no building permit is required, at the time the contract for the improvements is entered into with the Tenant, Tenant as owner shall designate a lien agent no later than the time the owner first contracts with any person to improve the real property pursuant to the provisions of N.C. Gen. Stat. §§44A-11.1 et seq.]

[Florida.

Radon Gas. The following notification is provided under Section 404.056(5), Florida Statutes: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

Lien Prohibition. The interest of Landlord in the Premises shall not be subject in any way to any liens, including construction liens, for alterations or improvements made by or on behalf of Tenant. This exculpation is made with express reference to Section 713.10, Florida Statutes. Nothing contained in this Lease shall be deemed or construed in any way as constituting Landlord’s consent, express or implied, for any contractor or subcontractor to perform any labor or furnish any materials or equipment for any specific improvement, alteration to or repair of the Premises or any part thereof. Furthermore, nothing contained in this Lease shall give Tenant any right, power, or authority to contract for, or permit the rendering of, any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Premises. Tenant represents to Landlord that any improvements that might be made by Tenant to the Premises are not required to be made under the terms of this Lease and that any improvements that may be made by Tenant do not constitute the “pith of the lease” under applicable Florida case law. Tenant shall provide notice of the restriction set forth herein in advance to any and all contractors, subcontractors, or other entities that may furnish any such material, service or labor to the Premises on Tenant’s behalf.]

[Signatures on following page]

IT WITNESS WHEREOF, the undersigned have executed this Lease Agreement effective as of the date first written above.

LANDLORD:

[●],

a Delaware limited liability company

By:Name: Title: Authorized Representative

STATE OF ___________________)

COUNTY OF _________________)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ____________________________, whose name as _____________________ of _________________________________, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such [officer] and with full authority, executed the same voluntarily for and as the act of said [corporation], acting in its capacity as _________________________ of said limited liability company as aforesaid.

Given under my hand and official seal, this ______ day of _______________, 20___.

___________________________________

Notary Public

AFFIX SEAL

My commission expires: ___________________________

TENANT:

SouthState Bank, N.A.,

a national banking association

By:Name:Title:

STATE OF ___________________)

COUNTY OF _________________)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ____________________________, whose name as _____________________ of SouthState Bank, N.A., a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such [officer] and with full authority, executed the same voluntarily for and as the act of said [corporation], acting in its capacity as _________________________ of said limited liability company as aforesaid.

Given under my hand and official seal, this ______ day of _______________, 20___.

___________________________________

Notary Public

AFFIX SEAL

My commission expires: ___________________________

EXHIBIT A
TO
LEASE AGREEMENT

Base Rent Schedule

Lease Year	Annual Base Rent	Monthly Base Rent
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15

EXHIBIT B
TO
LEASE AGREEMENT

LEGAL DESCRIPTION

EXHIBIT C
TO
LEASE AGREEMENT

GENERAL REQUIREMENTS AND CONDITIONS

All provisions of this Exhibit are expressly subject to the provisions in the Lease above governing any work performed by Tenant (or an Affiliate of Tenant, as the case may be) on its own behalf, including Alterations or any casualty or condemnation restoration (“Tenant’s Work”). In the event of any conflict between the Lease and this Exhibit, the Lease shall control.

Tenant’s Work will be performed by Tenant in substantial accordance with final Plans approved by Landlord (where such approval is required in the Lease) and the terms of the General Construction Contract (where approval of the General Construction Contract is required by this Lease) applicable to such Tenant’s Work.  Tenant or Tenant’s General Contractor(s), if applicable, shall secure and pay for all necessary permits, inspections, certificates, legal approvals, certificates of occupancy and/or fees required by Law and/or utility companies with respect to Tenant’s Work.

A.General Requirements

1.	All Tenant’s Work shall be completed in a good and workmanlike manner and in accordance with the Plans as approved by Landlord (where such approval is required by this Lease).
2.

Tenant and Tenant’s General Contractor, if applicable, shall provide all insurance required by Landlord as set forth in this Lease prior to the start of any construction work within the Premises.  Landlord and Landlord Mortgagee shall each be named as an additional insured in all such insurance.

3.

Tenant shall, at all times, keep or cause to be kept the Premises and the surrounding area free from accumulations of waste materials and/or rubbish caused by it or its contractors’ employees or workers. Tenant and/or its contractors shall provide, if required in Tenant’s or its contractor’s reasonable opinion, dumpsters and maintenance of said dumpsters during the construction period in a secure, neat and orderly condition and shall remove and empty the same on a regular basis to avoid unsightly, obstructive or hazardous accumulations or conditions.

B.Approval of Plans

1.

If Tenant is required to (a) obtain Landlord’s approval of any Tenant’s Work under the terms of this Lease, and (b) obtain Landlord’s approval of Plans for such Tenant’s Work, Tenant shall first furnish Landlord with plans for the performance of the Tenant’s Work prior to the commencement of such Tenant’s Work that specifically identifies the applicable plans and contains the following statement in bold and capital letters: “THIS IS A REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION B.1 OF EXHIBIT C TO THE LEASE BETWEEN THE UNDERSIGNED TENANT AND LANDLORD AND LANDLORD’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS OF RECEIPT OF THIS NOTICE PURSUANT TO THE

TERMS OF THE LEASE.” (the “Initial Request”)  Landlord shall endeavor, within ten (10) days after Landlord receives the Initial Request from or on behalf of Tenant, to notify Tenant in writing if Landlord objects to such plans, the details of such objection, and the changes required to make such plans and specifications acceptable to Landlord (such notice, an “Objection Notice”).  If Landlord does not respond within ten (10) business days following its receipt of an Initial Request, Tenant may send an additional written request to Landlord (a “Second Request”) that specifically identifies the applicable plans and contains the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR APPROVAL PURSUANT TO THE PROVISIONS OF SECTION B.1 OF EXHIBIT C TO THE LEASE.  IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE PLANS AS DESCRIBED HEREIN.” If Landlord fails to respond to such Second Request within five (5) business days after Landlord’s receipt thereof, the plans shall be deemed approved by Landlord.  If Landlord timely delivers an Objection Notice to Tenant, Tenant may make necessary revisions and resubmit the same to Landlord.  Landlord shall endeavor approve or send an Objection Notice such revised plans within five (5) business days after Tenant submits the same to Landlord; provided that such revised plans shall be considered an Initial Request for the purposes of deemed approval of the same and be subject to the same notice requirements (including the requirement for a Second Request) as set forth above.    This process shall continue until Landlord has approved (or been deemed to have approved) Tenant’s plans.

C.Construction Procedures

1.

When submitting construction Plans (preliminary, completed or final), Tenant or Tenant’s appointed representative shall issue Tenant’s Plans and supporting documents electronically via emails to Landlord’s construction coordinator.

2.

Once the applicable Plans are approved by Landlord, except for (A) changes required by governmental authorities having jurisdiction over the Premises or (B) changes requested by Tenant, and in each case which would not lessen the value of the Premises, with respect to a General Construction Contract which requires Landlord’s approval under this Lease:  Tenant shall not (i) amend, modify or supplement the applicable General Construction Contract in any material respect, except pursuant to change orders approved by Landlord, and (ii) shall not attempt to terminate, whether by legal proceedings or otherwise, the applicable General Construction Contract without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

3.

Not later than ninety (90) days after the Final Completion of the applicable Tenant’s Work, Tenant shall deliver or cause to be delivered to Landlord (with a copy to Landlord’s consultant) each of the following (1) a certificate addressed to Landlord, signed by a duly authorized officer of Tenant and the applicable Architect or General Contractor (but only if such General Contractor is a design-builder for the applicable Tenant’s Work), stating that the Tenant’s Work (and any equipment therein) including all “punch list” items have been completed and installed in accordance with the applicable Plans therefor; (2) a complete release of liens for the Premises signed by the General Contractor and all subcontractors of the Tenant’s Work and Tenant shall, if a release is not obtainable, in lieu of such release cause such lien to be removed of record by bond or otherwise so that such lienor has no recourse for recovery from or collection out of the Premises; (3) evidence of receipt of a certificate of occupancy, if available, or comparable instruments, by all governmental authorities whose approval is required of the applicable completed Tenant’s Work for the occupancy thereof and the intended uses thereof; (4) if applicable, a volume containing all warranties and indemnities from the applicable General Contractor or manufacturer for the applicable Tenant’s Work or equipment therein (excepting therefrom any of Tenant’s Personal Property), each of which shall be enforceable by Landlord and all in customary form for the jurisdiction in which the Premises is situated; (5) final as-built Plans if Tenant’s Work alters the existing footprint or elevation of a Building and, in the event that the Tenant’s Work has modified the footprint of the Building, an as-built ALTA-ACSM Land Title Survey for the Premises indicating the applicable Tenant’s Work thereon, together with a surveyor’s certification in a customary form as reasonably satisfactory to Landlord; and (6) a title commitment dated no earlier than the date that is thirty (30) days after Final Completion and which title commitment shall not disclose any mechanics’ liens affecting the Property, except that with respect to any bona fide dispute with the applicable General Contractor or any such subcontractor that has resulted in a lien, Tenant shall, if a release is not obtainable, in lieu of such release cause such lien to be removed of record by bond or otherwise so that such lienor has no recourse for recovery from or collection out of the Premises.

4.

Tenant hereby agrees to indemnify, save harmless, pay, protect and defend Landlord from and against any and all Losses of any nature whatsoever under this Lease or Landlord’s ownership of the Premises arising from or in connection with (a) any General Construction Contract, if any, and any and all construction contracts or architect’s agreement or resulting from the failure of Tenant to discharge Tenant’s obligations thereunder or resulting from the failure of Tenant to perform its obligations under this Lease with respect to any instance of Tenant’s Work, and (b) construction and completion of Tenant’s Work, whether by reason of any act or omission of Tenant, the General Contractor, Architect or by any other contractor, subcontractor or by anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them may be liable.

5.	Tenant’s Work shall comply in all respects with applicable Law.

EXHIBIT D
TO
LEASE AGREEMENT

FORM ESTOPPEL CERTIFICATE
ESTOPPEL CERTIFICATE

This ESTOPPEL CERTIFICATE (this “Estoppel”) is made as of ______________, by [   ], a [  ] (“Tenant”), based upon the following facts and understandings of Tenant:

RECITALS

A.

Tenant is the tenant under that certain Lease Agreement (the “Lease”), dated as of _______________, 20___, between Tenant and [________], a Delaware limited liability company, as landlord (“Landlord”) of certain real property commonly known as _______________, and as more particularly described in the Lease (the “Property”).

B.	Landlord has requested that Tenant provide this Estoppel pursuant to Section 27 of the Lease.
C.

[IF APPLICABLE] Landlord has agreed to convey the Property to _____________, a ______________ (“Purchaser”).  As a condition to Purchaser purchasing the Property, Purchaser has required that Tenant furnish certain assurances to, and make certain agreements with, Purchaser, as set forth below.

D.

[IF APPLICABLE] [Landlord] [Purchaser], as borrower or as co-borrower with one or more other co-borrower(s), has applied to __________________, a ______________ (together with its successors and assigns, “Lender”) for a loan (“Loan”), which will be secured by, among other things, a mortgage, encumbering the Property.  As a condition to making the Loan, Lender has required that Tenant furnish certain assurances to Lender, as set forth below.

E.	Capitalized terms used but not otherwise defined herein shall have the definitions given such terms pursuant to the terms of the Lease.

THEREFORE, [as a material inducement to Lender to make the Loan and Purchaser to purchase the Property], Tenant certifies to Landlord [Lender] and [Purchaser] as follows as of the date hereof:

1.	ESTOPPEL.
1.1

Agreements Effective.  Attached hereto as Exhibit A is a true, complete and accurate copy of the Lease. The Lease has been duly executed and delivered by Tenant and is in full force and effect, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are attached on Exhibit A attached hereto and made a part hereof. There are no other promises, agreements, understandings or commitments between Landlord and Tenant relating to the Property other than as set forth in the Lease, and Tenant has not given Landlord any notice of termination under the Lease.

1.2

Possession.  Except as set forth in Exhibit B attached hereto and made a part hereof, Tenant is in full and complete possession of the Property and has accepted the Property, including any tenant improvements or other work of Landlord performed thereon pursuant to the terms and provisions of the Lease. There are no contributions, credits, free rent, rent abatements, deductions, concessions, rebates, unpaid or unreimbursed construction allowances, offsets or other similar sums due to Tenant from Landlord under the Lease, except __________________________________________________.

1.3

Minimum Rent.  The current monthly Base Rent under the Lease is $__________, subject to any escalation and/or additional Rent charges provided in the Lease, and such Base Rent is current as of the date hereof.

1.4	Additional Rent. The current monthly additional Rent under the Lease is $__________, and such additional Rent is current within thirty (30) days as of the date hereof.
1.5	Rental Payment Commencement Date. The Base Rent stated in Section 1.3 above began on _______________, 20___.
1.6	[Reserved].
1.7	Commencement Date. The Term of the Lease commenced on _______________, 20___.
1.8	Expiration Date. The Term of the Lease will expire on _______________ (unless sooner terminated or extended in accordance with the Lease).
1.9	Options to Renew or Extend. Tenant has no option to renew or extend the Term of the Lease, except as follows: ____________________ (if none, write “None”).
1.10

No Default. There exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease by Tenant or, to Tenant’s actual knowledge, Landlord, except as follows: __________________(if none, write “None”).  To Tenant’s actual knowledge, Tenant has no existing claims, defenses or offsets against Rent due or to become due under the Lease, except as follows: __________________(if none, write “None”).  When the phrase “to Tenant’s actual knowledge” or similar language is used in this Estoppel, such phrase shall be limited to the actual knowledge of ___________, without any duty of investigation by such individual and without liability to such individual.

1.11	Entire Agreement. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease, except as follows: __________________(if none, write “None”).

1.12

No Deposits or Prepaid Rent.  No deposits, including security deposits, or prepayments of Rent have been made in connection with the Lease, except: ___________________ (if none, write “None”).  None of the Rent has been paid more than one (1) month in advance of the due date thereof.

1.13	No Purchase Option or Preferential Right to Purchase. Tenant does not have any option or preferential right to purchase all or any part of the Property.
1.14	Authority. The undersigned representatives of Tenant are each duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant.
1.15	Financial Condition; Bankruptcy. To Tenant’s actual knowledge, there are no voluntary or involuntary actions pending against Tenant under the bankruptcy laws of the United States or any state thereof.

2.HEIRS, SUCCESSORS AND ASSIGNS. The certifications herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto. Whenever necessary or appropriate to give logical meaning to a provision of this Estoppel, the term “Landlord” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

[Signature Page to Follow]

IN WITNESS WHEREOF, Tenant has executed this instrument as of the date first listed above.

TENANT:

[____________________________],
a [___________________________]

By:Name:Title:

EXHIBIT A
TO ESTOPPEL CERTIFICATE

LEASE AND AMENDMENTS (IF ANY)

[Attached]

EXHIBIT B
TO ESTOPPEL CERTIFICATE

SUBLEASES (IF ANY)

[Attached]

EXHIBIT E
TO
LEASE AGREEMENT

FORM OF MEMORANDUM OF LEASE

RECORD AND RETURN TO:

__________________________

__________________________

__________________________

MEMORANDUM OF LEASE AGREEMENT

THIS MEMORANDUM OF LEASE AGREEMENT (this “Memorandum”) is made as of this ____ day of _____________, 20___, by and between [________], a Delaware limited liability company (“Landlord”), and SouthState BAnk, N.A., a national banking association (“Tenant”).

1.Memorandum of Lease of Premises.  This Memorandum is recorded in connection with, and as evidence of, that certain Lease Agreement (the “Lease”) dated as of _________ _________, 20___, as may be amended from time to time, by and between Landlord and Tenant for that certain real property and the improvements thereon described on Exhibit A attached hereto and made a part hereof (the “Premises”).  The Lease is incorporated by reference into this Memorandum.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Lease.

2.Lease Term and Certain Other Provisions.  The initial Term of the Lease commenced on ____________________, 20___ and expires on _________________, 20___. Tenant has [  ] options to extend the initial Term of the Lease pursuant to the applicable provisions thereof for an additional term of [ ] years each.

3.Recharacterization.  If, notwithstanding (a) the form and substance of the Lease and (b) the intent of the parties, and the language contained therein providing that the Lease shall at all times be construed, interpreted and applied to create an indivisible lease of all of the Premises, any court of competent jurisdiction finds that the Lease is a financing arrangement, the Lease shall be considered a secured financing agreement and Landlord’s title to the Premises and this Memorandum shall constitute a perfected first priority lien in Landlord’s favor to secure the payment and performance of all the obligations of Tenant thereunder, as more particularly detailed in [Section 7] of the Lease.

4.Purpose of Memorandum; Conflicting Provisions.  The purpose of this Memorandum is to make the Lease a matter of public record.  If a provision of this Memorandum conflicts with a provision in the Lease, the provision in the Lease will control.

5.Landlord’s Declaration.  Upon expiration of the Term or the earlier termination of the Lease, Landlord may unilaterally execute and record a declaration indicating that the Term has expired, or the Lease has been earlier terminated, as applicable, which recorded declaration shall be conclusive proof that the Term has expired or the Lease has been earlier terminated, as applicable.

6. Counterparts.  This Memorandum may be executed in multiple counterparts, each of which shall be deemed an original instrument, and all of which, taken together, shall constitute one and the same instrument.  The signature of a party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Memorandum of Lease Agreement as of the day and year first above written.

LANDLORD:

[________], a Delaware
limited liability company

By:Name:Title:

STATE OF ___________________)

COUNTY OF _________________)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ____________________________, whose name as _____________________ of _________________________________, a Delaware limited liability company, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such [officer] and with full authority, executed the same voluntarily for and as the act of said [corporation], acting in its capacity as _________________________ of said limited liability company as aforesaid.

Given under my hand and official seal, this ______ day of _______________, 20___.

___________________________________

Notary Public

AFFIX SEAL

My commission expires: ___________________________

TENANT:

Southstate bank, n.a.,

a national banking association

By:Name:Title:

STATE OF ___________________)

COUNTY OF _________________)

I, the undersigned authority, a Notary Public in and for said County in said State, hereby certify that ____________________________, whose name as _____________________ of SouthState Bank, N.A., a national banking association, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such [officer] and with full authority, executed the same voluntarily for and as the act of said [corporation], acting in its capacity as _________________________ of said limited liability company as aforesaid.

Given under my hand and official seal, this ______ day of _______________, 20___.

EXHIBIT A
Legal Description of Premises

EXHIBIT F

TO
LEASE AGREEMENT

FORM OF LANDLORD ESTOPPEL

This ESTOPPEL CERTIFICATE (this “Estoppel”) is made as of ______________, by [   ], a Delaware limited liability company (“Landlord”), based upon the following facts and understandings of Landlord:

RECITALS

A.Landlord is the landlord under that certain Lease Agreement (the “Lease”), dated as of _______________, 20___, between Landlord and [__________], a [   ], as tenant (“Tenant”) of certain real property commonly known as [●], and as more particularly described in the Lease (the “Property”).

B.	Tenant has requested that Landlord provide this Estoppel pursuant to Section 27 of the Lease.
C.

[IF APPLICABLE] [Tenant, as borrower or as co-borrower with one or more other co-borrower(s), has applied to __________________, a ______________ (together with its successors and assigns, “Lender”) for a loan (“Loan”), which will be secured by, among other things, a mortgage, encumbering Tenant’s leasehold interest in the Property.  As a condition to making the Loan, Lender has required that Landlord furnish certain assurances to Lender, as set forth below.] [Tenant, as assignor, is assigning its interest in this Lease to __________, a ________ (together with its successors and assigns, “Assignee”).  As a condition of the assignment of this Lease to Assignee, Assignee has required that Landlord furnish certain assurances to Assignee, as set forth below.] [Tenant, as sublandlord, is subleasing a portion of the Property to __________, a ________ (together with its successors and assigns, “Subtenant”).  As a condition of the sublease to Subtenant, Subtenant has required that Landlord furnish certain assurances to Subtenant, as set forth below.]

D.	Capitalized terms used but not otherwise defined herein shall have the definitions given such terms pursuant to the terms of the Lease.

THEREFORE, [as a material inducement to Lender to make the Loan] [as a material inducement to Assignee to accept the assignment of the Lease] [as a material inducement to Subtenant to sublease a portion of the Property], Landlord certifies to, Tenant [Lender] [Assignee] [Subtenant], as of the date hereof, that:

1.	ESTOPPEL.
1.1

Agreements Effective.  Attached hereto as Exhibit A is a true, complete and accurate copy of the Lease. The Lease has been duly executed and delivered by Landlord and is in full force and effect, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are attached on Exhibit A attached hereto and made a part hereof. There are no other promises, agreements, understandings or commitments between Landlord and Tenant relating to the Property other than as set forth in the Lease, and Landlord has not given Tenant any notice of termination under the Lease.

1.2

Minimum Rent.  The current monthly Base Rent under the Lease is $__________, subject to any escalation and/or additional Rent charges provided in the Lease, and such Base Rent is current as of the date hereof.

1.3	Rental Payment Commencement Date. The Base Rent stated in Section 1.2 above began on _______________, 20___.
1.4	Commencement Date. The Term of the Lease commenced on _______________, 20___.
1.5	Expiration Date. The Term of the Lease will expire on _______________ (unless sooner terminated or extended in accordance with the Lease).
1.6	Options to Renew or Extend. Tenant has no option to renew or extend the Term of the Lease, except as set forth in the Lease or as follows: ____________________ (if none, write “None”).
1.7

No Default.  There exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease by Landlord or, to Landlord’s knowledge, Tenant, except as follows: __________________ (if none, write “None”).

1.8	Entire Agreement. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Property.
1.9	Authority. The undersigned representative(s) of Landlord are each duly authorized and fully qualified to execute this instrument on behalf of Landlord thereby binding Landlord.
1.10	Bankruptcy. There are no voluntary or involuntary actions pending against Landlord under the bankruptcy laws of the United States or any state thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, Landlord has executed this instrument as of the date first listed above.

LANDLORD:

[____________________________],
a [___________________________]

By:Name:Title:

EXHIBIT A
TO ESTOPPEL CERTIFICATE

LEASE AND AMENDMENTS (IF ANY)

[Attached]

EXHIBIT G

TO
LEASE AGREEMENT

REQUIRED REPAIRS

EXHIBIT H

TO
LEASE AGREEMENT

EXISTING SUBLEASES AND CURRENT USES